Presentation to the Special Committee of the Board of Directors of Impac Commercial Holdings, Inc.

October 5, 2000



Table of Contents

Section

1        Review of Proposed Transaction
2        Summary of Bear Stearns' Information Review to Date
3        Impac's Recent History and Current Situation
4        A Summary of Company Valuation Analyses
5        Summary of Management Agreement Valuation Analyses

Appendices

[A]      Impac Consolidated Financials
[B]      Premium to Historical Market Stock Prices
[C]      Comparable Companies Analysis
[D]      Net Proceeds from Liquidation
[E]      Comparable Mortgage REIT M&A and Liquidation Transactions
[F]      NAV Sensitivity Analysis
[G]      Projected Manager Income Statement
[H] Management Agreement Discounted Cash Flows in a Liquidation and as an Ongoing Entity
[I]      Comparable REIT Manager/Advisor M&A Transactions
[J]      Summary of Management Agreements for Selected REITs



Section 1

Review of Proposed Transaction


Summary of the Proposed Transaction

Key Terms

         Impac Commercial Holdings, Inc. ("Impac" or the "Company"), Fortress Impac Acquisition Corp. ("Purchaser") and Fortress Investment Corp. ("Fortress"), intend to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which Purchaser will commence a tender offer (the "Offer") to purchase for $7.55 cash (the "Purchase Price") all of the issued and outstanding common stock of Impac not already owned by Fortress and its affiliates followed by a merger of Purchaser with and into Impac (the "Merger") pursuant to which holders of the remaining outstanding shares of common stock, other than Fortress and its affiliates, will receive the Purchase Price in exchange for their shares (the Offer and Merger, collectively the "Transaction")

               The Purchaser will tender for 69.0% of fully diluted common shares it does not already own

               Total Equity Valuation for the Company of $60.4 million for 100% of 8.0 million fully diluted common shares

         Form of Offer

               Cash tender offer

               Upon closing of the tender offer, parties will complete a merger in a timely manner

               Fortress and its affiliates will own 100% of the Company immediately following the transaction with the purchase price for all shares not already owned by Fortress and its affiliates totaling approximately $41.5 million

         Other Provisions

               Board may consider and accept a higher offer should one emerge once the proposed merger is announced

               No break-up fee or "no-shop" provisions

               Reimbursement of out-of-pocket expenses to the Purchaser

               No conditions for financing or due diligence

         Significant Conditions to Closing

               Minimum amount to be tendered: 90%

         The Purchaser's offer is not conditioned upon obtaining financing for the Transaction

         There is no public information on the Purchaser, but Fortress has assured the Special Committee that the Purchaser has the resources to complete the Transaction


It should be noted in connection with our review of the Proposed
Transaction that:

         In the ordinary course of business, Bear Stearns may actively trade in the equity and debt securities of companies in which Fortress affiliates have invested or proposed to invest, and may at any time hold a long or short position in such securities. Bear Stearns has also been engaged by Fortress affiliates during the last 18 months in connection with several investment banking and underwriting assignments for which we received customary fees

         Bear Stearns, through an affiliated investment partnership, has committed $10 million in equity to Fortress Investment Fund, L.L.C. (the "Fortress Fund"). Through its investment in the Fortress Fund, Bear Stearns may have an indirect economic interest in the Proposed Transaction

         We have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information, including without limitation the projections and expense estimates for the Company and for FIC Management Inc. (the "Manager") provided to us by Company executives, including Randal Nardone, COO; Greg Hughes, CFO; and Pete Smith, VP

         We have been informed by management that there have been pre-payments made to the collateral underlying the CMO. These prepayments will have an impact on the Company's interest income and the financial performance of the Manager. At this time we have not received updated projections but have been informed by the Manager that the changes will not be material

         During the course of our engagement we were not asked to solicit bids or offers for the Company from other parties

         With respect to Impac's projected financial results, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Manager as to the expected future performance of Impac

         We have not assumed any responsibility for the independent verification of any such information or of the projections provided to us, and we have further relied upon the assurances of the senior management of the Manager that they are unaware of any facts that would make the information and projections provided to us incomplete or misleading

         We did not make or receive any independent evaluation or appraisal of the assets or liabilities of the Company nor was Bear Stearns furnished with any such evaluation or appraisal

         We have necessarily based our review on economic, market and other conditions, and the information made available to us, as of the date hereof

         It is understood that this review is intended for the benefit and use of the Special Committee of the Board of Directors of Impac and does not constitute a recommendation to the Board of Directors of Impac or any holders of Impac common stock as to how to vote in connection with the Proposed Transaction

         This review does not address Impac's underlying business decision to pursue the Proposed Transaction; and

         This review is not to be used for any other purpose, or reproduced, disseminated, quoted to or referred to at any time, in whole or in part, without our prior written consent


Proposed Transaction Value
                                                    (Data in millions, except
Proposed Transaction Value                              per share amounts)
--------------------------                          -------------------------

         Tender Price per Share(1)                           $7.55
         Fully Diluted Shares Outstanding(2)                  8.00
                                                            ------
         Total Common Equity Value                          $60.4
         Plus: Debt(3)                                      362.2
         Plus: Other Liabilities(3)                           1.1
         Less: Cash(3)                                       (9.7)
                                                           ------
         Total Transaction Enterprise Value                $414.0
                                                           ------

(1)      Represents price per share offered by the Purchaser.
(2)      8,001,000 diluted shares outstanding per the Company.
(3)      Based on Company provided 9/30/2000 estimated balance sheet.


Selected Stock Price Statistics(1)


ICH Closing Stock Price                         Proposed Transaction Premium
--------------------------------------          ----------------------------
Proposed Transaction Price          $7.55
Self-Tender Price (05/22/00)(2)      5.75             31.3%
Closing Price as of 10/04/00         6.38             18.4
52-Week High (08/17/00)              6.69             12.9
52-Week Low (03/21/00)               4.69             61.0
52-Week Average as of 09/29/00       5.49             37.5
90-day Average Beginning 05/24/00    5.96             26.7


(1)      Source: FactSet.
(2) Cash price paid by Company for approximately 2.1 million shares in a self-tender announced 4/24/00 and completed on 5/22/00. Source:
         Company, Bloomberg.


Trading Volume Statistics(1)

         ICH Average Daily Trading Volume Statistics
         -------------------------------------------

         Average Daily Volume for Week Ending 09/29/00      10,240
         52-Week High (10/28/99)                           683,900
         52-Week Average as of 09/29/00                     22,115
         90-Day Average for period beginning 05/24/00        5,296
         52-Week Low (05/18/00)                                200


(1)      Source: FactSet.


Section 2

Summary of Bear Stearns'
Information Review to Date



Summary of Bear Stearns' Information Review to Date

         Reviewed a draft of the Merger Agreement (which you have advised us is substantially in final form)

         Reviewed Impac's Annual Reports on form 10-K for the years ended December 31, 1997-1999, its quarterly reports on form 10-Q for the periods ended March 31, 2000 and June 30, 2000, its reports on form 8-K during the three years ended October 5, 2000 and its self tender documents on forms SC TO-I dated April 4, 2000 and June 6, 2000

         Reviewed certain operating and financial information, including projections through December 31, 2001 provided to us by management of the Manager relating to Impac's business, operations and prospects

         Reviewed the Management Agreement between the Company and the Manager dated May 6, 1999 (the "Management Agreement")

         Reviewed the Manager's projections of revenues, expenses and incentive fees related to the Management Agreement

         Reviewed the terms of the Series B Convertible Preferred Stock and the provisions of the Merger Agreement related thereto

         Attended meetings with Counsel to the Special Committee and discussed the Management Agreement, the Series B Convertible Preferred Stock, and the Merger Agreement

         Met with certain members of Impac's senior management, all of whom are employees of Fortress and the Manager, to discuss Impac's business, operations, historical and projected financial results and future prospects

         Obtained from the management of Impac third party marks of the estimated market value of the Company's CMBS investments as of June 30, 2000

         Met with representatives of Fortress and the Manager to discuss the Offer and their views as to the Company's business

         Met with the Special Committee and discussed, among other things, the Special Committee's views of the financial projections of Impac furnished to us by the Manager's management and strategic alternatives pursued by the Company and prospects for the Company

         Reviewed historical trading prices and events, multiples and volume of the common shares of Impac

         Reviewed publicly available financial data, stock market performance data and trading multiples of companies which we deemed generally comparable to the Company

         Reviewed the terms of recent merger, acquisition and liquidation transactions involving companies we deemed comparable to Impac

         Reviewed the terms of recent merger and acquisition transactions involving the acquisition of REITs by advisors to the REITs, or by third parties in connection with their acquisition of a REIT

         Performed discounted cash flow analyses of the Company based on projections for a hypothetical liquidation of Impac and third party marks of the estimated of fair market value of Impac's CMBS

         Performed discounted cash flow analyses based on projections for the Manager under the Management Agreement

         Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate


Section 3

Impac's Recent History and Current Situation


Structural Overview

<Chart>




Impac Stock Ownership Profile(1)


                                                   Number of Common
         Insiders                                     Shares Held          % Ownership
         --------                                  ----------------        -----------
Fortress Partners L.P.(2)                                2,512,000(2)       31.0%
                                                         -----------       ------
                  Total                                  2,512,000          31.4%

4% Holders
         James Grosfeld                                    825,000          10.3%
         Robert A. Day (TCW)                               627,000           7.8
         Farallon Capital Management                       356,000           4.4
                                                         -----------       ------
                  Total                                  1,808,000          22.5%

         Other Stockholders                              3,681,000          46.0%
                                                         -----------       ------
         TOTAL FULLY DILUTED COMMON SHARES:              8,001,000         100.0%
                                                         -----------       ------

(1) Based on CDA/Spectrum reports as of 12/99, and updated Fortress ownership as reported in last 13D dated May 17, 2000.
(2) Assuming conversion of Series B Convertible Preferred to 1.68 million common shares.


Chronology of Key Corporate Events(1)


    Date            Closing Stock Price
    ----            -------------------
    08/04/97        $15.00          IMH Commercial Holdings (name later changed to "Impac Commercial Holdings, Inc.")
                                    sells 5.5 million shares at $15 per share in an IPO, floating 86.3% of the Company.
                                    Ticker: ICH.

    06/22/98         15.31          Prices a secondary equity offering of 2 million common shares at 15-5/16, netting approximately $29.1 million for the Company.

    10/08/98          3.38          ICH announces that it will delay payment of the previously declared dividend of $.45 per share until January 6, 1999 and further dividend payments are suspended.
                                    The Company also announces that it will record a loss for the third quarter and the fourth quarter earning will be lower than originally forecast.
                                    The Board of Directors approved a stock repurchase program of up to $5.0 million shares.
                                    The Company announced a Stockholder Rights Plan in which one Preferred Stock Purchase Right was distributed to each common stockholder. The rights begin to exercise when a party acquires 10% of the Company. The Rights expire October 2008.

    10/21/98          4.25          ICH announced the repurchase of 1,394,000 of the Company's outstanding shares in a private transaction with an affiliate.  The price of the transaction was $4.375 per share.

    04/30/99          5.06          ICH announced results for the first quarter 1999: total losses of ($202,000) or
                                    ($.03) per diluted share. (Total losses for 1998 amounted to ($11,013,000) or $1.26)
                                    per share.) Staffing in the conduit operations were reduced 35%, overall corporate staffing was reduced 67%.

    05/06/99          4.94          ICH announced that Fortress purchased approximately $12 million of convertible preferred stock in ICH. The terms of the deal were announced as follows: 8.5% coupon and convertible at $7.13 per share. Separately, but related, the Manager purchased the ICH management contract for $6.0 million. Joining the Board of ICH as Fortress designees were Wes Edens, Robert Kauffman and Christopher Mahowald (unaffiliated).
                                    ICH also announced a pro rata $.50 per share dividend.

A   08/05/99          6.06          AMRESCO Capital Trust (NASDAQ: AMCT) and ICH announced the signing of a definitive merger agreement. With the following terms:
                                         Shares in ICH will be exchanged for 0.661 shares of AMCT
                                         An affiliate of Fortress to manage the combined entity

B   09/07-08/99       5.38          Apex Mortgage Capital, Inc. (NYSE: AXM) announced it had acquired a 7.5% stake in ICH and that it will make a merger proposal to ICH to exchange 0.60328 AXM shares for each share of
                                    ICH in a tax-free merger.

C   10/25/99          5.44          The Board of ICH unanimously rejects AXM's merger proposal.

D   11/16/99          5.25          ICH reported a net loss of the third quarter of approximately ($5.5) million, or
                                    ($.65) per share. Of the reported losses, $5.0 million were related to a write down of the Company's residual interests in securitizations held for trading.

E   11/18-30/99     5.19-5.815      Fortress acquires 420,000 shares at $5.19-$5.88.

F   12/01/99          5.88          Fortress acquires 282,400 shares at $5.75 to $6.00.

G   01/04/00          5.25          ICH and AMCT jointly announce termination of the merger.

H   04/24/00          5.0625        ICH announced that the Company expects to purchase for cash approximately 2.1 million shares at a tender price of $5.75 per share.

    05/22/00          5.44          ICH tender completed.

I   08/03/00          5.88          ICH announced earnings of approximately $1.9 million, or $.20 per diluted common share for the quarter ended June 30, 2000. These earnings are after a one-time charge for settling litigation of approximately $490,000, or $.06 per share.


(1)      Sources: Bloomberg, FreeEdgar and FactSet




Chronology of Key Corporate Events

<Chart>





Wall Street Commentary on Impac Stock

Currently, Impac has very little Wall Street research coverage.


Date          Firm             Recommendation     EPS/Growth Estimate       Price Target/Term     Analyst's Comments
----          ----             --------------     -------------------       -----------------     -------------------
08/07/00      PaineWebber      Buy Rating         2000E EPS $0.60,          12 month price        Price target reduced to $6
                                                  2001E EPS estimate        objective $6.00       from $7 due to lower than
                                                  decreased to $0.70                              expected operating EPS as a
                                                  from $0.75                                      result of write-offs of bad
                                                                                                  loans. Speculative, but
                                                                                                  remains a buy.

05/05/00      PaineWebber      Buy Rating         2000E EPS decreased       12 month price        Stock remains cheap as it trades
                                                  from $0.90 to $0.60,      objective $7.00       at 5.5x new 2000 operating EPS
                                                  2001E EPS decreased                             estimate.
                                                  from $1.00 to $0.70

04/13/00      PaineWebber      Buy Rating         2000E EPS $0.20           No change             Lower operating EPS than
                                                  decreased from                                  expected because of write-
                                                  $1.00,                                          downs, but a higher dividend
                                                  2001E EPS $1.00                                 than expected. Core business
                                                                                                  doing well, and tax loss
                                                                                                  carry forward should run out
                                                                                                  around 2002 so that dividends
                                                                                                  match earning. Reiterate buy.

02/01/00      PaineWebber      Buy Rating         2000E EPS $1.00           No change             Good Q4 but stock seems cheap
                                                                                                  trading at only 4x 2000E
                                                                                                  forecast.

12/14/99      PaineWebber      Buy Rating         2000E EPS $1.00 down      12 month price        Stock is cheap, trading at
                                                  from $1.25                objective $8.00       4x 2000E EPS. Stock is also
                                                                                                  trading at a discount to REIT
                                                                                                  peers. Confident company can
                                                                                                  reach 2000E EPS by growing
                                                                                                  loan volume.

08/09/99      PaineWebber      Neutral            1999E EPS of $0.52                              Lower rating in response to
                               decreased from     2000E EPS of $0.80                              announced merger as analyst
                               Attractive                                                         is unfamiliar with AMCT and
                                                                                                  speculative of combined business
                                                                                                  strategies.

07/28/99      PaineWebber      Buy Rating         1999E EPS reduced         12 month price        EPS reports below expectations
                                                  from $1.10 to $0.95       objective $9.00       because of material securities
                                                  2000E EPS $1.25                                 losses. Lending operations
                                                                                                  remain good, but more write-
                                                                                                  downs are possible.




Section 4

Summary of Company Valuation Analyses


Summary of Company Valuation

For purposes of reviewing the Proposed Transaction we have employed the following methodologies:

     Premium to Historical Market Stock Prices

     Comparable Companies Trading Analysis

     Net Proceeds from Liquidation

     Comparable Merger and Acquisition and Liquidation Transactions Analysis


In addition we have compared the results of these methodologies with a) a calculated range of Net Asset Value (NAV) for the Company's common stock based on estimated market values of the Company's CMBS assets and b) the pricing of comparable companies and transactions vs. the estimated NAV's of those comparable companies. The following pages herein more fully describe these analyses.


Premium to Historical Stock Prices

The Proposed Transaction price of $7.55 per share represents a premium to several market indications of the stock. These include a fully subscribed self-tender initiated by Impac.

         Measure                                      Price          Premium
         -------                                      -----          -------
         Self-Tender Price (05/22/00)(1)              $5.75          31.3%
         Paine Webber Research Target(2)               6.00          25.8
         Closing Price as of 10/04/00(3)               6.38          18.4
         52-Week High (08/17/00)(3)                    6.69          12.9
         52-Week Low (03/21/00)(3)                     4.69          61.0
         52-Week Average as of 09/29/00(3)             5.49          37.5
         90-Day Average Beginning 05/24/00(3)          5.96          26.7


(1)      Source:           Company, Bloomberg.
(2)      Source:           Investext.
(3)      Source:           FactSet.



Comparable Company Trading Multiples

         Reviewed a group of selected publicly traded commercial mortgage REITs with similar characteristics:

         Examined various valuation multiples, including: Price/LTM EPS; Price to forward EPS; Price/Book Equity, Price/NAV and Dividend Yield (See Appendix C)

         Examined historical trends within the comparable trading group including market reaction to earnings announcements, relationships between stock price and book value and dividend yields

         Comparable companies' recent trading prices suggest a range of Price/2000 EPS multiples of 4.5x to 6.4x, or a valuation for Impac of $5.58 to $7.94 per share, based on projected basic 2001 earnings of $1.24 per share. We applied the multiple to projected 2001 basic earnings because (a) non-recurring expenses during the first two quarters of 2000 depressed Impac's earnings for 2000 and
         (b) there is no basis for assuming that Fortress and, or its affiliates would elect to convert their holdings of Series B Preferred, thereby giving up structural seniority and a higher yield, absent a liquidity event

         The Trading Multiples also point to a range of Price/Book or Price/NAV, as appropriate based on the comparable companies' methods of accounting for their assets, of .6x to 1.Ox. Note that some companies mark most of their assets to market, and others do not. Based on our estimated range of Net Asset Values per share for Impac (see Appendix F) these multiples suggest a per share value, net of a range of estimated values for the Management Agreement (see Section 5), of $4.19 to $8.13 per share

         Impac's book value substantially overstates the estimated market value or NAV of the Company's assets because one of the Company's largest CMBS assets (the "CMO") is carried at original cost which predates the CMBS market correction in 1998. The Company reports "estimated fair value" per share quarterly to shareholders in a footnote to its financial statements. Its estimated NAV per diluted common share was most recently reported as of June 30th, at $8.27 per diluted common share versus carrying value of $10.82 per share


Survey of Selected Commercial Mortgage REIT's


                                                                                                  Resource
                                        Impac            Amresco      Anthracite    Clarion         Asset
                                        Commercial       Capital       Capital,    Commercial     Investment
                                        Holdings         Trust(1)        Inc.       Holdings        Trust       Mean(2) Median(2)
                                        ----------       --------     ----------   ----------     -----------   ------  --------
Ticker                                   ICH              AMCT             AHR        CLR            RAS
Stock Price as of l0/04/OO              $6.38             $10.69           $8.00        $5.63        $12.08        $9.10    $9.34
Price/LTM EPS                           (l9.lx)(3)(4)(5)    9.lx(3)(6)      8.0x(3)      5.4x(3)       4.9x(3)      6.9x     6.7x
Price/Last Quarter Annualized EPS         5.4               5.2             6.3         29.5(7)        5.1          5.5(8)   5.2(8)
Price/Est. EPS '00                        7.1(9)            6.6(9)          6.4(10)      4.5(9)        5.0(10)      5.6      5.7
Price/Est. EPS '01                         NA                NA             6.2(10)       NA           5.0(10)      5.6      5.6
Equity Market Capitalization         $51,006           $107,041        $233,741      $22,855       $76,025     $109,915  $91,533
Total Net Debt(11)                   356,578             38,708         953,634       55,035(12)   137,308      296,171   96,172
Total Capitalization                 407,584            145,749       1,187,375       77,890       213,333      406,087  179,541
Total Book Equity                     86,757            119,951         240,513       38,609        86,260      121,333  103,106
Price/Book                               0.6x               0.9x            l.0x         0.6x          0.9x         0.8x      0.9x
Price/NAV                                0.8                0.8(13)         1.0          0.6            NA          0.8       0.8
Debt/Book                                4.1                0.3             4.0          1.4           1.6          1.8       1.5
Debt/Total Cap.                          0.9                0.3             0.8          0.7           0.6          0.6       0.7
Dividend Yield                           7.5%(14)(15)      12.7%(16)       14.5%(14)    14.2%(14)     16.9%(14)    14.6%     14.4%
2001E Dividend Payout Ratio(15)(17)     40.3(18)              NA           89.9          NA           85.0         87.5      87.5

   (1)   Has approved a plan of liquidation per shareholder vote on September 26, 2000.
   (2)   All mean and median calculations exclude Impac.
   (3)   Based on price divided by LTM FF0/share.
   (4)   LTM FF0 excludes a $600 settlement of litigation charge in 1999.
   (5)   LTM/LQA FF0 excludes a $490 settlement of litigation charge for the quarter ended 6/30/00.
   (6)   LTM FF0 number excludes a $1,737 merger expense.
   (7)   Figure includes a loss on securities of $759,666 for the quarter ended 6/30/00.
   (8)   Excludes Clarion.
   (9)   Estimated EPS based on Bloomberg estimates as of August 25, 2000.
   (10)  Estimated EPS based on First Call consensus estimates as of August 25, 2000.
   (11)  Based on each company's respective 10-Q dated 6/30/00.
   (12)  Includes securities sold short.
   (13)  NAV Based on nominal projected liquidation proceeds.
   (14)  Based on annualized second quarter dividends.
   (15)  As a result of NOLs, the Company incurred in 1998, the Company does not need to pay any dividend for several years to maintain its REIT status, but has elected for the present time to maintain an annual dividend of $.50 per share (approximately 50% of current run-rate EPS).
   (16)  Based on annualized first quarter dividend.
   (17)  Based on earnings estimated for 2001 and most recent dividend.
   (18)  Based on most recent dividend and Company's estimated EPS for 2001.



Net Proceeds from Liquidation

         Performed a sum-of-the-parts valuation

               Valued each of the classes of securities separately

               - Utilized third party marks provided by the Manager and by Bear Stearns, adjusted as needed to reflect future sale dates, but otherwise assuming current market conditions

               - Estimated the timing of (a) shareholder approval of liquidation plan and (b) sales of various assets based on their liquidity

               - Used Bear Stearns' estimates of costs to engage an agent to market the assets

               - Used Impac's estimates of interest income, interest expense and operating costs

               -    Applied discount rates ranking from 15% to 20%

               Assumed that all assets could be sold for cash beginning in the first quarter of 2001 and ending by the end of 2001

               Valued tangible assets other than at book value

         Based on guidance from the Special Committee's counsel, assumed the Manager would not receive incentive fees or termination fees under the Management Agreement

         Discounted net cash flows to common shareholders--assumed no taxes or tax benefits for the Company's NOLs

         Assumed that Fortress converted its Series B preferred to common stock only in cases where the present value of net liquidation proceeds exceeded the Series B conversion price of $7.13 per share, otherwise the preferred treated as debt

         The resulting implied valuation ranges from $6.10 to $7.44 per Impac common share (See Appendix D)


Comparable M&A and Liquidation Transactions Analysis

         We reviewed selected transactions involving mergers and acquisitions and liquidation plans pursued by mortgage REITs, taking into account

               Limited public disclosure on certain transactions

               Limited universe of pure-play mergers

               Earnings data skewed by extraordinary losses associated with late 1998 market dislocations

         While the data surrounding traditional earnings metrics are inconclusive, we believe the multiples of book value can provide some guidance with respect to relative value. The survey suggests a multiple of Book Value of 0.6x to 0.8x per share

         Impac's book value substantially overstates the current market value or NAV of the Company's assets because one of the Company's largest CMBS assets (the "CMO") is carried at its original cost which predates the CMBS market correction in 1998. The Company reports "estimated fair value" per share quarterly to shareholders in a footnote to its financial statements. Its estimated NAV per diluted common share was most recently reported as of June 30, at $8.27 per diluted common share versus reported carrying value of $10.82 per share

         Utilizing Impac's updated NAV per share and the M&A comparables' multiple range of 0.6x to 0.8x Book Value suggests a range of values for Impac's common stock from $4.71 to $7.05 per share

         As another reference point, the Proposed Transaction price represents .93x to 1.08x estimated NAV per fully diluted Impac common share, after deducting a range of estimated values for the Management Agreement (see Section 5) from NAV


Selected Mortgage REIT M&A and Liquidation Transactions


M&A Transactions                                     ($ in thousands except per share amounts)

                                                                                          Last
                                                                   Net                    Quarter
Date          Date                                 Transaction    Equity     LTM         Annualized      2000E      2001E
Announced     Effective    Acquiror/Target         Description     Value     FFO            FFO           EPS        EPS
---------     ---------    ---------------         -----------    ------     ----        ----------      -----      -----
02/09/00      05/15/00     Anthracite              Cash and       $71.1      $20.8(1)      NA(1)           NA        NA
                           Acquisition Corp.       Preferred
                           (AHR)/CoreCap,          Stock
                           Inc. (private)
                           Acquisition

07/26/99      10/07/99     Ocwen Financial         Cash            95.8(2)   (76.6)(3)     (74.8)       0.6(4)       NA
                           Corp. (OCN)/Ocwen
                           Acquisition
                           Asset Investment
                           Corp. (OAC)

07/22/99      03/28/00     Imperial Credit         Cash           329.9(5)    22.4(6)       40.3(7)     0.4(4)    0.9(4)
                           Industries (ICII)
                           Acquisition
                           /Imperial Credit
                           Commercial
                           Mortgage (ICMI)

                                                   Mean            165.6      21.6(14)      40.3(14)    0.5        0.9


(Continuation of Chart)
                                                            Acquisition Price
                                           ------------------------------------------------------
                                   Transaction
Date                                 Value/         1999                      Quarter         2000E       2001E
Announced                           Book Value       EPS          LTM        Annualized        EPS         EPS
---------                           -----------     -----        -----      ----------        ------      ------
02/09/00                             0.6x            2.4x         2.3x       NA                NA          NA





07/26/99                              0.5             NA          (1.4)(3)    (3.9)(3)          9.2(4)      NA





07/22/99                              0.8          l2.6(8)        l4.7(6)      8.2(7)          30.5(4)     12.7(4)






                                      0.6           7.5            8.5(14)     8.2(14)         19.85       12.7



Liquidations


                                                                        Expected                               Last
                                                                        Liquidation     Net                    Quarter
Date          Date           Acquiror/     Transaction      Trading     Proceeds        Equity       LTM       Annualized
Announced     Effective      Target        Description      Price(15)   Per Share(10)   Value        FFO       FF0
---------     ---------      ---------     -----------      -------     ---------       ------       ----      ----------
08/23/00      09/26/00(9)    None/         Liquidation      $10.88      $12.85          $128.7(10)   $10.1      $9.2
                             Amresco       Plan
                             Capital
                             Trust
                             (AMCT)

05/14/99      10/01/99(12)   None/         Liquidation        7.16        7.45            54.7(13)   (47.0)     (5.8)
                             Chastain      Plan
                             Capital
                             Corp.
                             (CHAS)


(Continuation of Chart)

                                                                     Trading Price(15)
                                  Trading/Price      -----------------------------------------------
                                  Expected                               Last
Date            2000E     2001E   Liquidation       1999                 Quarter        2000E    2001E
Announced        EPS       EPS    Proceeds(15)      EPS        LTM       Annualized     EPS      EPS
---------       -----     -----   -----------       -----      -----     ----------    -----     ------
08/23/00        $1.6(11)    NA       0.85x         7.7x(8)     10.8x      11.9x        6.8x(11)   NA





05/14/99         NA          NA      0.96         1l.4(8)      (1.1)      (9.1)         NA        NA



(1)   Because CoreCap is a private company, quarterly data is unavailable and numbers shown reflect values for the period ending
      December 31, 1999.
(2)   Figure is based on the share price on the day before the announcement, July 25, 1999, $7.75 multiplied by the exchange ratio of 7.1 Net equity value is based on 18,965,000 shares outstanding as of June 30, 1999 less the 8% already owned by a subsidiary of OCN.
(3)   Includes $23.9 in losses during the second quarter of 1999 attributable, in varying degrees, to increased prepayment speeds on underlying mortgage loans, widening spreads on mortgage-related securities and declining market liquidity for mortgage-related securities.
(4)   Based on Zacks estimates as of August 25, 2000.
(5)   Net Equity Value based on 28,500,000 shares outstanding per 10-Q dated March 31, 1999 and a purchase price of $11.58 per share based on the Proxy statement dated February 18, 2000.
(6)   LTM figures based on numbers from June 30, 1998--June 30, 1999.
(7)   LQA figures based on the quarter ending June 30, 1999.
(8)   Based on First Call consensus estimate as of September 6, 2000.
(9)   Date of shareholder vote.
(10)  Figure is a nominal value and is the average of the range of aggregate distributions management expects shareholders to receive upon liquidation.
(11)  Based on I/B/E/S estimates as of August 25, 2000.
(12)  The date of the shareholder meeting at which the plan was approved.
(13)  Figure is the average of the range of aggregate distributions (nominal amount) management expects shareholders to receive upon liquidation as indicated in 8-K dated November 19, 1999.
(14)  Excludes Ocwen.
(15)  Reflects trading price per share on the day following the announcement of approval of liquidation plan for AMCT and nine days following the approval of the liquidation plan for CHAS.



Summary of Estimated Valuation Ranges


                                                                                                     ($ per share)
                                    Comparable
               Comparable           Companies'
               Companies' P/E       Price/Book            DCF of Asset-by Asset     Precedent M&A      Proposed
               Multiples            (or NAV) Ratios       Liquidation               Comparables        Transaction
               --------------       ---------------       ---------------------     -------------      -----------
Low            $5.58                $4.19                 $6.10                     $4.71              $7.55

High            7.94                 8.13                  7.44                      7.05               7.55



Summary of Estimated Valuation Ranges

<Chart>



Relative Value Analysis

To compare the value of the Proposed Transaction to values observed in other comparable transactions as well as to the theoretical NAV(1) of the Company's common stock, we have performed the following calculations.

     The Transaction Price represents 86%-96% of NAV(1) before any deduction for the estimated value of the Management Agreement, and 93%-l08% of NAV(1) after deducting a range of estimated values for the Management Agreement

     Our estimate of the present value of net proceeds from a liquidation range from 75%-107% of NAV(1) after deduction for the estimated value range of the Management Agreement

     Precedent merger transactions resulted in ratios of price to book value/NAV of 60%-80%

     We have estimated the nominal net proceeds from a liquidation of Impac. The ratio of the Transaction Price to estimated nominal liquidation proceeds is 83%-86%

     Two comparable companies, Amresco Capital Trust and Chastain Capital Corp., have announced plans to pursue liquidation. In gaining shareholder approval, these companies estimated the nominal distributions that shareholders would receive. The ratio of the stock prices at which AMCT and CHAS traded immediately following approval of liquidation plans relative to estimated nominal distributions per share range from 85%-96%

     It should be noted that the proceeds of the Transaction are expected to be paid in approximately one month while adopting and implementing a plan of liquidation would be expected to take approximately 12 to 18 months. Therefore, if one discounted the proceeds with appropriate cost of capital, the Transaction Price represents approximately 101%-124% of the PV of estimated net liquidation proceeds and 83%-86% of the nominal estimated proceeds


Relative Valuation Comparison



Category                                                                                      Low               High
--------                                                                                      -----             ------
Comparable Mortgage REIT trading prices as a percentage of Book Value/NAV(1)                   60.0%            100.0%
Comparable M&A Transactions as a Percentage of Book Value(2)                                   60.0              80.0

Transaction Price as a Percentage of NAV
     Before deduction for estimated value of the Management Agreement(3)                       86.0              96.0
     After deduction for estimated value of the Management Agreement(4)                        93.0             108.0

NPV of Proceeds from Liquidation/NAV(5)
   High                                                                                        92.0             107.0
   Low                                                                                         75.0              88.0

Comparable Liquidating Companies' Trading prices as a percent of projected nominal             85.0              96.0
liquidation proceeds(2)

Proposed Transaction Price as a Percentage of:
     Nominal Net Asset-by-Asset Liquidation Proceeds(6)                                        83.0              86.0
     NPV of Asset-by-Asset Liquidation Proceeds(6)                                            101.0             124.0


(1)      See Appendix C: Comparable Company Analysis.
(2)      See Appendix E: Comparable M&A Transactions.
(3)      See Appendix F: NAV Sensitivity Analysis.
(4)      See Appendices F and I.
(5)      After deduction for estimated value of the Management Agreement. See Appendix D: Present Value of Net
         Proceeds from Liquidation and Appendix F: NAV Sensitivity Analysis.
(6)      See Appendix D: Present Value of Net Proceeds from Liquidation.



Section 5

Summary of Management
Agreement Valuation Analyses



Summary of Management Agreement Valuation Analyses

As an externally advised REIT, Impac relies on the Manager to provide all administrative and strategic functions. This relationship is governed by a Management Agreement that the Manager purchased for $6.0 million in May 1999. The Management Agreement provides for compensation to the Manager and governs termination and renewal of the contract. We have abstracted the key terms of the Management Agreement, as well as selected other agreements in Appendix J.

We have employed several methods to derive a range of values for the Management Agreement.

         Earnings multiples implied by comparable REIT manager Merger and Acquisition transactions

         Discounted Cash Flow in the context of a liquidation

         Discounted Cash Flow assuming an on-going agreement

In order to derive projections for these valuations, we relied on the Manager's projections of manager base billed expenses ($100,000 per month), service charges (15% of expenses) and incentive fees. These are detailed in Appendices A, G, and H. We also relied on guidance from the Special Committee's Counsel, Willkie, Farr & Gallagher, regarding fees that might be owed to the Manager under various scenarios.

The valuation of the Management Agreement is relevant in estimating the portion of the Company's value which accrues to the common stockholders net of the value conveyed to the Manager through the Management Agreement.


Comparable Acquisitions of REIT Advisors

We analyzed transactions involving the acquisition of external advisors by mortgage and equity REITs, as well as the recent cash purchase of mortgage REITs by the owner of the REIT's manager in which a valuation was imputed to the management contract and was reflected as a reduction in the cash proceeds received by common shareholders. (See Appendix I)

         This data provided relative valuation measures and precedent for treatment of managers in certain transactions, notwithstanding limited public disclosure on certain transactions

         The relevant range of multiples observed in the comparable REIT Advisor acquisitions after excluding outliers with higher multiples, is 6.2x to 8.lx last quarter annualized EBITDA

         As previously discussed, non-recurring charges taken by Impac during the first two quarters of 2000 depressed Impac's earnings during this period and therefore reduced the incentive fees payable to the Manager; the last six months of 2000 are more reflective of Impac and the Manager's stabilized earnings. Based on projected annualized EBITDA to the Manager of Impac of $870,000 for the six months ended December 31, 2000, this range of multiples supports a valuation for the Manager of $5.4 to $7.0 million, or $0.68 to $0.88 per fully diluted Impac share


Discounted Cash Flow to the Manager in a Liquidation

         We calculated the discounted cash flow of potential revenues and expenses to the Manager if the Company were to adopt a plan of liquidation

               Followed Special Committee Counsel's guidance that a plan of liquidation would be considered a termination with cause such that the Manager would receive no incentive or termination fees

               Utilized the same assumptions regarding timing as the Company liquidation model

               Utilized the Manager's projections for Manager revenues

               Assumed the Manager is engaged to market assets for estimated market level sales fees

               Applied discount rates of 15%-20%

         Based on our analysis (See Appendix H), we estimate the NPV of cash flows from the management agreement in a liquidation scenario as follows: a) between $1.9 and $2.1 million, or approximately $0.25 to $0.26 per fully diluted Impac share, if the Manager's overhead allocation is treated as the Manager's actual cost or b) between $4.0 and $4.2 million, or $0.50 and $0.53 per Impac share, if the Manager's revenues under the Management Agreement are treated as profit


Discounted Cash Flow Assuming an On-going Agreement

         We utilized the Manager's forecasts regarding base expenses/fees, incentive management fees and service charges for five years

         We treated the Manager's estimated cost allocations as actual costs to the Manager in order to estimate the Manager's EBITDA

         Assumed an exit at the end of year five at a multiple of 3.2x forward revenues

         Applied discount rates of 15.0% to 20.0% to the Cash Flows

         Based on this analysis (See Appendix H), the indicated present value of future cash flows from the Management Agreement is $7.5 to $8.9 million or $0.93 to $1.11 per fully diluted Impac share


Appendices



Appendix A

Impac Consolidated Financials



Income Statement Projections--Post-incentive Fee

                                                                          Actual FYE(1)       Proj. FYE(1)
                                                                          Dec. 31, 1999       Dec. 31,2000
                                                                          -------------       ------------
Interest income Commercial mortgage securities:
     Fixed-rate                                                               $781               $791
     Adjustable-rate                                                           385              9,755
     Interest-only                                                           1,141                721
     Residual                                                                1,083                702
   Loan receivables:
   CMO collateral                                                           24,519             24,188
     Premium amortization                                                                         --
   Loans held for investment                                                $2,476               ($87)
                                                                          -------------       ------------
                                                                           $30,385            $36,070
   Cash equivalents and due from affiliates                                    826                894
                                                                          -------------       ------------
     Total interest income                                                 $31,211            $36,964
                                                                          -------------       ------------
Interest expense:
   CMO borrowings                                                           21,166             19,890
     CMO bonds                                                              18,318             18,014
     Discount amortization                                                   1,109                731
     Amortization of issue costs                                             1,739              1,145
   Reverse repurchase and warehouse
     line agreements                                                         1,332              5,502
                                                                          -------------       ------------
       Total interest expense                                              $22,498            $25,392
                                                                          -------------       ------------
         Net interest income                                                $8,713            $11,572
Provision for loan losses                                                     --                 (984)
                                                                          -------------       ------------
   Net interest income after provision for loan losses                      $8,713            $10,588
Other revenue (expense):
   Gain (loss) on sale of loans and real estate                                691                (70)
   Writedown of securities held for trading                                 (5,114)               --
   Settlement of litigation                                                   (600)              (490)
   Rental and other income                                                   1,507                 48
   General and administrative                                               (8,882)              (701)
   Other expense:
     Manager allocation                                                     (1,566)            (1,200)
     Manager Service Charge                                                   (180)              (180)
     Submanager allocation                                                    (464)              (239)
   Management incentive fees(2)                                                --                (162)
                                                                          -------------       ------------
       Total other revenue (expense)                                       ($14,608)          ($2,994)
                                                                          -------------       ------------
Net earnings                                                                ($5,895)           $7,594
                                                                          -------------       ------------
Net earnings available to common stockholders:
   Net earnings                                                             ($5,895)           $7,936
   Less cash dividends on preferred stock                                      (669)           (1,020)
                                                                          -------------       ------------
   Net earnings available to common stockholders                            ($6,564)           $6,916
                                                                          -------------       ------------
Net earnings per common share:
   Basic EPS                                                                 ($0.78)            $0.97
   Diluted EPS                                                                (0.78)             0.90
Weighted average common shares outstanding:
   Basic                                                                       8,462            7,149
   Diluted                                                                    10,146            8,833


(Continuation of Chart)

                                                                                         ($ in thousands except per share amounts)
                                                                                      Annualized
                                                      ----------------------------------------------------------------------------
                                                      Actual Qtr      Actual Qtr      Proj. Qtr       Proj. Qtr
                                                      Ending(1)       Ending(1)       Ending(1)       Ending(1)      Proj. FYE(1)
                                                      Mar. 31, 2000   June 30, 2000   Sept. 30, 2000  Dec. 31, 2000  Dec. 31, 2001
                                                      -------------   -------------   --------------  -------------  -------------
Interest income Commercial mortgage securities:
     Fixed-rate                                           $788             $764           $808            $804           $804
     Adjustable-rate                                     4,028           11,036         11,996          11,960         13,760
     Interest-only                                         952              692            648             592            592
     Residual                                              508              784            764             752            752
   Loan receivables:                                         0                0              0               0              0
   CMO collateral                                       23,292           25,264         24,292          23,904         23,904
     Premium amortization                                  --               --             --              --              -
   Loans held for investment                             ($316)            ($16)          ($16)             -              -
                                                      -------------   -------------   --------------  -------------  -----------
                                                       $29,252          $38,524        $38,492         $38,012        $39,812
   Cash equivalents and due from affiliates              1,272              852            652             800            800
                                                      -------------   -------------   --------------  -------------  -----------
     Total interest income                             $30,524          $39,376        $39,144         $38,812        $40,612
                                                      -------------   -------------   --------------  -------------  -----------
Interest expense:                                          --               --             --               -
   CMO borrowings                                       20,808           19,864         19,528          19,360         19,360
     CMO bonds                                          18,172           18,224         17,936          17,724         17,724
     Discount amortization                               1,048              960            452             464            464
     Amortization of issue costs                         1,588              680          1,140           1,172          1,172
   Reverse repurchase and warehouse                        --               --             --               -
     line agreements                                     1,620            6,512          6,952           6,924          7,974
                                                      -------------   -------------   --------------  -------------  -----------
       Total interest expense                          $22,428          $26,376        $26,480         $26,284        $27,334
                                                      -------------   -------------   --------------  -------------  -----------
         Net interest income                            $8,096          $13,000        $12,664         $12,528        $13,278
Provision for loan losses                                  --            (1,348)        (1,276)         (1,312)        (1,312)
                                                      -------------   -------------   --------------  -------------  -----------
   Net interest income after provision for loan losses  $8,096          $11,652        $11,388         $11,216        $11,966
Other revenue (expense):                                   --               --             --              --
   Gain (loss) on sale of loans and real estate            --               --             --              --             --
   Writedown of securities held for trading                --               --             --              --             --
   Settlement of litigation                                --               --             --              --              -
   Rental and other income                                 12              164              8               8              8
   General and administrative                            (828)           (912)           (701)           (701)          (532)
   Other expense:                                          --              --              --              --
     Manager allocation                                (1,200)         (1,200)         (1,200)         (1,200)        (1,200)
     Manager Service Charge                              (180)           (180)           (180)           (180)          (180)
     Submanager allocation                               (232)           (244)           (240)           (240)          (240)
   Management incentive fees(2)                            --            (524)           (76l)           (619)          (969)
                                                      -------------   -------------   --------------  -------------  -----------
       Total other revenue (expense)                  ($2,428)        ($2,896)        ($3,074)        ($2,932)       ($3,113)
                                                      -------------   -------------   --------------  -------------  -----------
Net earnings                                           $5,668          $8,756          $8,314          $8,284         $8,853
                                                      -------------   -------------   --------------  -------------  -----------
Net earnings available to common stockholders:
   Net earnings                                        $5,668          $8,756          $8,314          $8,284         $8,853
   Less cash dividends on preferred stock              (1,020)         (1,020)         (1,020)         (1,020)        (1,020)
                                                      -------------   -------------   --------------  -------------  -----------
   Net earnings available to common stockholders       $4,648          $7,736          $7,294          $7,264         $7,833
                                                      -------------   -------------   --------------  -------------  -----------
Net earnings per common share:
   Basic EPS                                            $0.74           $1.22           $1.15           $1.15          $1.24
   Diluted EPS                                           0.71            1.09            1.04            1.04           1.11
Weighted average common shares outstanding:
   Basic                                                6,317           6,317           6,317           6,317          6,317
   Diluted                                              8,001           8,001           8,001           8,001          8,001


(1)    Source: Manager actual and projected quarterly and year end data. Annualized figures calculated using this data.
(2)    See Appendix G which details the calculation of projected incentive fees to Manager.



Appendix B

Premium to Historical Market
Stock Prices


Premium to Historical Stock Prices

The Proposed Transaction price of $7.55 per share represents a premium to several market indications of the stock. These include an over-subscribed self-tender initiated by Impac.

Measure                                             Price        Premium
-------                                             -----        -------
Self-Tender Price (05/22/00)(1)                     $5.75        31.3%
Paine Webber Research Target(2)                      6.00        25.8
Closing Price as of 10/04/00(3)                      6.38        18.4
52-Week High (08/17/00)(3)                           6.69        12.9
52-Week Low (03/21/00)(3)                            4.69        61.0
52-Week Average as of 09/29/00(3)                    5.49        37.5
90-Day Average Beginning 05/24/00(3)                 5.96        26.7

-------------
(1)Source:  Company, Bloomberg.
(2)Source:  Investext.
(3)Source:  FactSet.


Appendix C

Comparable Companies Analysis



Survey of Selected Commercial Mortgage REIT's

                                                                                                    Resource
                                      Impac             Amresco                        Clarion      Asset
                                      Commercial        Capital         Anthracite     Commercial   Investment
                                      Holdings          Trust(1)        Capital, Inc.  Holdings     Trust        Mean(2) Median(2)
                                      -----------       ---------       -------------  -----------  ---------    ------  --------
Ticker                                   ICH              AMCT              AHR         CLR          RAS
Stock Price as of 10/04/00              $6.38             $10.69          $8.00        $5.63        $12.08        $9.10     $9.34
Price/LTM EPS                           (l9.lx)(3)(4)(5)    9.1x(3)(6)     8.Ox(3)      5.4x(3)       4.9x(3)      6.9x      6.7x
Price/Last Quarter Annualized EPS         5.4               5.2            6.3         29.5(7)        5.1          5.5(8)    5.2(8)
Price/Est. EPS '00                        7.1(9)            6.6(9)         6.4(10)      4.5(9)        5.O(10)      5.6       5.7
Price/Est. EPS 'Ol                         NA               NA             6.2(10)       NA           5.0(10)      5.6       5.6
Equity Market Capitalization          $51,006          $107,041       $233,741      $22,855       $76,025     $109,915   $91,533
Total Net Debt(11)                    356,578            38,708        953,634       55,035(12)   137,308      296,171     96,172
Total Capitalization                  407,584           145,749      1,187,375       77,890       213,333      406,087    179,541
Total Book Equity                      86,757           119,951        240,513       38,609        86,260      121,333    103,106
Price/Book                                0.6x              0.9x           1.Ox         0.6x          0.9x         0.8x       0.9x
Price/NAV                                 0.8               0.8(13)        1.0          0.6           NA           0.8        0.8
Debt/Book                                 4.1               0.3            4.0          1.4           1.6          1.8        1.5
Debt/Total Cap.                           0.9               0.3            0.8          0.7           0.6          0.6        0.7
Dividend Yield                            7.5%(14)(15)     12.7%(16)      14.5%(14)    14.2%(14)     16.9%        14.6%      14.4%
2001E Dividend Payout Ratio(15)(17)      40.3(18)           NA            89.9           NA          85.0         87.5       87.5


(l)    Has approved a plan of liquidation per shareholder vote on September 26, 2000.
(2)    All mean and median calculations exclude Impac.
(3)    Based on price divided by LTM FFO/share.
(4)    LTM FFO excludes a $600 settlement of litigation charge in 1999.
(5)    LTM/LQA FFO excludes a $490 settlement of litigation charge for the quarter ended 6/30/00.
(6)    LTM FFO number excludes a $1,737 merger expense.
(7)    Figure includes a loss on securities of $759,666 for the quarter ended 6/30/00.
(8)    Excludes Clarion.
(9)    Estimated EPS based on Bloomberg estimates as of August 25, 2000.
(10)   Estimated EPS based on First Call consensus estimates as of August 25, 2000.
(l1)   Based on each company's respective 10-Q dated 6/30/00.
(12)   Includes securities sold short.
(13)   NAV Based on nominal projected liquidation proceeds.
(14)   Based on annualized second quarter dividends.
(15)   As a result of NOLs, incurred in 1998, the Company does not need to pay any dividend for several years to maintain its REIT status, but has elected for the present time to maintain an annual dividend of
       $.50 per share (approximately 50% of current run-rate EPS).
(16)   Based on annualized first quarter dividend.
(17)   Based on earnings estimated for 2001 and most recent dividend.
(18)   Based on most recent dividend and Company's estimated EPS for 2001.



Trading Multiple Trends for Selected Commercial Mortgage REITs

<<Chart>>



Trading Multiple Trends for Commercial Mortgage REITs

<<Chart>>




Trading Multiple Trends for Selected Commercial Mortgage REITs

<<Chart>>



Trading Multiple Trends for Commercial Mortgage REITs

                                              Amresco        Impac                          Clarion
                                              Capital        Commercial     Anthracite      Commercial    Resource Asset
                                              Trust          Holdings       Capital, Inc.   Holdings      Investment Trust
                                              ---------      ----------     -------------   ----------    ----------------
Q1 '99:
Date as of End of Quarter                        03/31/99      03/31/99        03/31/99       03/31/99      03/31/99
Stock Price as of End of Quarter                    $9.75         $5.19           $7.50          $5.75        $11.75
Announcement Date                                04/22/99      04/30/99        05/12/99       05/06/99      04/14/99
Stock Price as of Announcement Date                 $9.75         $5.06           $7.56          $6.81        $11.00
Stock Price as of Announcement Date +2               9.88          5.00            7.46           6.75         11.13
Book Value                                    131,897,000    101,773,000    180,814,000     39,219,905    85,312,540
Book Value per Share                                13.18          12.09           8.61           9.06         13.68
Price/Book Value                                      0.7x           0.4x           0.9x           0.7x          0.8x
NAV/Share                                           $13.2          $12.1           $8.6           $9.1        $13.68
Price/NAV                                             0.7x           0.4x           0.9x           0.7x          0.8x
LQA EPS                                             $0.92         ($0.12)         $1.32          $1.56         $1.92
Price/LQA EPS                                        10.7x         (41.7x)          5.6x           4.3x          5.8x
Dividend Declared                                   $0.36             NA          $0.29           $0.2         $0.51
Implied Yield at Announcement Date                   14.8%            NA           15.3%          11.7%         18.5%
Shares Outstanding(1)                          10,006,111      8,418,200     20,998,334      4,328,050     6,237,143

Q2 '99:
Date as of End of Quarter                        06/30/99       06/30/99       06/30/99       06/30/99      06/30/99
Stock Price as of End of Quarter                    $9.50          $6.31          $6.56          $6.75        $12.63
Announcement Date                                07/22/99       07/02/99       09/16/99       08/02/99      07/19/99
Stork Price as of Announcement Date                $10.13          $6.50          $6.88          $7.00        $12.44
Stock Price as of Announcement Date +2              10.75           6.69           6.94           6.81         12.63
Book Value                                    129,364,000    114,995,000    178,256,000     41,089,174    85,049,838
Book Value per Share                                12.92          13.66           8.49           9.50         13.61
Price/Book Value                                     0.8x           0.5x           0.8x           0.7x          0.9x
NAV/Share                                           $12.9          $13.7           $8.5           $9.5         $13.6
Price/NAV                                            0.8x           0.5x           0.8x           0.7x         0.9x
LQA EPS                                             $1.08          $0.32          $1.36          $1.68         $1.88
Price/LQA EPS                                       l0.0x          20.9x           5.1x           4.1x          6.7x
Dividend Declared                                   $0.39          $0.125         $0.29          $0.2          $0.51
Implied Yield at Announcement Date                  15.4%           7.7%          16.9%          11.4%         16.4%
Shares Outstanding(1)                          10,015,111      8,418,200     20,998,334      4,327,329     6,248,594

Q3 '99:
Date as of End of Quarter                        09/30/99       09/30/99      09/30/99         09/30/99      09/30/99
Stock Price as of End of Quarter                    $8.75          $5.75         $6.88            $7.25        $11.13
Announcement Date                                10/21/99       11/16/99      10/26/99         10/29/99      10/21/99
Stock Price as of Announcement Date                 $9.00          $5.31         $6.75            $7.31        $10.50
Stock Pries as of Announcement Date +2               9.25           5.25          6.75             7.06        10.38
Book Value                                    127,833,000     98,477,000    176,214,000      42,009,490    85,249,875
Book Value per Share                                12.76           9.75           8.41            9.83         13.65
Price/Book Value                                     0.7x           0.5x           0.8x            0.7x          0.8x
NAV/Share                                           $12.8           $9.8           $8.4            $9.8         $13.8
Price/NAV                                            0.7x           0.5x           0.8x            0.7x         13.8x
LQA EPS                                             $0.96         ($2.60)         $1.24           $1.80         $2.16
Price/LQA EPS                                        9.6x          (2.0x)          5.4x            3.9x          4.8x
Dividend Declared                                   $0.4         $0.125          $0.29            $0.2         $0.51
Implied Yield at Announcement Date                  17.8%           9.4%          17.2%           10.9%         19.4%
Shares Outstanding(1)                          10,015,111     10,101,835     20,964,034       4,272,363     6,247,306

Q4 '99:
Date as of End of Quarter                        12/31/99       12/31/99       12/31/99        12/31/99      12/31/99
Stock Price as of End of Quarter                    $8.50          $5.25          $6.38           $7.75        $10.81
Announcement Date                                02/03/00       04/03/00       02/11/00        03/15/00      01/26/00
Stock Price as of Announcement Date                 $9.09          $5.13          $6.44           $5.06        $10.50
Stock Price as of Announcement Date +2               9.31           5.06           6.38            5.44         10.50
Book Value                                    117,951,000     96,794,000    168,261,000      40,594,799    86,238,298
Book Value per Share                                11.78           9.58           6.48            8.98         13.48
Price/Book Value                                      0.8x           0.5x           1.0x            0.6x          0.8x
NAV/Share                                           $11.8           $7.7           $6.5            $9.0         $13.5
Price/NAV                                             0.8x           0.7x           1.0x            0.6x          0.8x
LQA EPS                                             ($0.4)        ($0.64)         $1.12           $0.28          $2.4
Price/LQA EPS                                       (23.3x)         (7.9x)          5.7x           19.4x          4.4x
Dividend Declared                                   $0.44         $0.125          $0.29            $0.2         $0.51
Implied Yield at Announcement Date                   19.4%           9.8%          18.0%           15.8%         19.4%
Shares Outstanding(1)                          10,015,111     10,101,835     20,814,000       4,520,004     6,398,792

Ql '00:
Date as of End of Quarter                        03/31/00       03/31/00       03/31/00        03/31/00      03/31/00
Stock Price as of End of Quarter                   $10.19          $5.25          $7.13           $5.75        $10.75
Announcement Date                                04/25/00       04/06/00       05/04/00        05/09/00      04/26/00
Stock Price as of Announcement Date                $10.38          $5.06          $7.13           $5.63        $10.38
Stock Price as of Announcement Date +2              10.44           5.13           7.00            5.75         10.38
Book Value                                    119,984,000     98,432,000    137,465,000      39,219,905    86,120,231
Book Value per Share                                11.98           9.74           6.56            9.66         13.35
Price/Book Value                                      0.9x          0.5x           l.lx            0.6x          0.8x
NAV/Share(2)                                        $12.0             NA           $6.6            $9.7         $13.4
Price/NAV(2)                                          0.9x            NA            1.1x            0.6x          0.8x
LQA EPS                                             $0.48          $0.56          $1.16           $1.64         $2.00
Price/LQA EPS                                        21.7x           9.2x           6.0x            3.5x          5.2x
Dividend Declared                                   $0.34         $0.125          $0.29            $0.2         $0.51
Implied Yield at Announcement Date                   13.1%           9.9%          16.3%           14.2%         19.7%
Shares Outstanding(1)                          10,021,111     10,101,835     20,955,434       4,061,019    6,448,552

Q2 '00:
Date as of End of Quarter                        06/30/00       06/30/00       06/30/00        06/30/00      06/30/00
Stock Price as of End of Quarter                   $10.13          $5.81          $7.13           $5.38        $11.00
Announcement Date                                07/28/00       08/03/00       O8/11/00        08/04/00      07/28/00
Stock Price as of Announcement Date                $10.31          $5.88          $7.56           $5.94        $11.13
Stock Price as of Announcement Date +2              10.38           5.75           7.56             5.81        11.13
Book Value                                    119,951,000     86,757,000    149,788,000      38,609,000    86,260,000
Book Value per share                                11.98          10.84           5.96            9.50         13.29
Price/Book                                            0.9x           0.5x           1.3x            0.6x          0.8x
NAV/Share                                           $12.0         $18.27           $5.9            $9.5         $13.3
Price/NAV                                             0.9x           0.7x           1.3x            0.6x          0.8x
LQA EPS                                             $1.88           $0.8          $1.28            $0.2         $1.92
Price/LQA EPS                                         5.5x           7.2x           5.9x           29.1x          5.8x
Dividend Declared                                      NA         $0.125          $0.29            $0.2         $0.51
Implied Yield at Announcement Date                     NA            8.5%          15.3%           13.5%         18.3%
Shares Outstanding(1)                          10,021,111      8,000,746     25,135,986       4,063,155     6,492,737

-----------------
(1)  Share counts based on diluted shares outstanding and assumes the conversion of Impac's Series B Cumulative Convertible Preferred Stock.
(2)  Impac does not disclose NAVIN 10-Q dated as of 3/31/00.



Appendix D

Net Proceeds from Liquidation


Liquidation Analysis--Summary Sensitivities

We have analyzed the potential of the Company liquidating its assets and returning capital to the shareholders. The following assumptions have been made to develop these scenarios:

         1. The Company would complete the process of having a plan of liquidation approved by the middle of Q1 2001.

         2.    All assets could be liquidated during 2001.

         3. Fees would need to be paid to the Manager to market the assets, in lieu of incentive management fees. Our estimates, based on what Bear Stearns would charge, expressed as a percentage or fraction asset of values are as follows:

                Adjustable Rate CMBS                      0.50%
                I/O Securities                            2/32 to 4/32
                USGI bond                                 5.00%
                Southern Pacific residual                 5.00
                CMO Class G and residual                  5.00
                Loans Held for Investment                 3.00

         4. In scenarios that result in an equity value of less than $7.13 per share, it has been assumed that Fortress would not convert its preferred position.


                                                               Average            Backstop
                Discount Rate      High Indication Case        Indication Case    Indication Case
                ---------------    --------------------        ---------------    ---------------
                  15.0%                   7.44                      7.26               6.72
                  17.5                    7.17                      6.79               6.41
                  20.0                    6.86                      6.48               6.10



Liquidation Analysis--Average Marks

                                                                                                             (US$ nominal)

                                                                  Sales Proceeds for the Quarter Ending
                                                -------------------------------------------------------------------------
Assets                                          12/31/00            03/31/01       06/30/01        09/30/01      12/31/01
-----------                                     --------            ---------      --------        ---------     ---------
Gross Sales Proceeds                                       -      $124,542,312             -     $2,627,833     22,827,289
Interest Income                                   $5,915,151         5,839,930    $1,525,000      1,525,000      1,324,000
Interest Expense                                  (1,695,392)       (1,695,392)      (38,743)       (38,743)             -
Preferred Dividends                                        -                 -             -              -              -
Ordinary course overhead(1)                         (133,000)         (133,000)     (133,000)      (133,000)      (133,000)
Manager Allocation and Service Charge(2)            (345,000)         (345,000)     (345,000)      (345,000)      (345,000)
Submanager Allocation(3)                             (61,000)          (61,000)      (61,000)       (61,000)       (61,000)
Corporate Liquidation Plan Costs(4)                 (500,000)                -             -              -              -
Asset Sales Expenses(5)                                    -                 -             -        (50,000)      (200,000)
Asset Sales Fees(6)                                        -          (840,021)            -       (131,392)    (1,054,335)
                                                ------------     --------------   -----------    -----------   ------------
Cash Flow                                          3,180,758      $127,307,829      $947,257     $3,393,699    $22,357,954
Total Net Present Value                         $143,713,267
Less: Net Debt(7)                                 85,616,103
Number of Shares (diluted)                         8,001,000
NPV per Share                                           7.26
Total Net Nominal Proceeds                        71,571,394
Net Nominal Proceeds Per Share                          8.95

---------------
(1)    Corporate expenses related to maintaining Impac as a public company. Based on Impac projected annual expenses for 2001.
(2)    Based on current monthly Manager allocated overhead of $100,000, and a 15% service charge (per Agreement).
(3)    Third party expenses incurred by the Manager and billed to Impac. Based on 6/30/00 quarter numbers.
(4)    Estimate corporate/legal costs to approve plan of liquidation.
(5)    Estimated costs of $250,000 associated with illiquid assets to cover due diligence, legal and documentation costs.
(6)    Per Bear Stearns' Mortgage Trading estimates to sell assets, see summary for exact assumptions.
(7)    Net of projected cash held on the balance sheet as of 9/30/2000.



Liquidation Analysis--Lesser of Backstop or Low Marks
                                                                                                               (US$ nominal)

                                                                          Sales for the Quarter Ending
                                               ----------------------------------------------------------------------------
Assets                                        12/31/00           03/31/01        06/30/01         09/30/01         12/31/01
-------                                       --------           --------        --------         --------         ---------

Gross Sales Proceeds                                   -       $124,308,604             -      $1,942,000       $20,498,460
Interest Income                               $5,915,151          5,839,930    $1,525,000       1,525,000         1,324,000
Interest Expense                              (1,695,392)        (1,695,392)      (38,743)        (38,743)                -
Preferred Dividends                             (255,000)          (255,000)     (255,000)       (255,000)         (255,000)
Ordinary course overhead(1)                     (133,000)          (133,000)     (133,000)       (133,000)         (133,000)
Manager Allocation and Service Charge(2)        (345,000)          (345,000)     (345,000)       (345,000)         (345,000)
Submanager Allocation(3)                         (61,000)           (61,000)      (61,000)        (61,000)          (61,000)
Corporate Liquidation Plan Costs(4)             (500,000)                 -             -               -                 -
Asset Sales Expenses(5)                                -                  -             -         (50,000)         (200,000)
Asset Sales Fees(6)                                    -           (727,417)            -         (97,100)         (937,870)
                                            ------------       -------------   ----------       -----------      ------------
Cash Flow                                     $2,925,758       $126,931,725      $692,257      $2,487,157       $19,890,590
Total Net Present Value                     $140,054,783
Less: Net Debt(7)(8)                          97,616,103
Number of Shares (diluted)(8)                  6,317,000
NPV per Share                                       6.72
Total Net Nominal Proceeds                    55,311,384
Net Nominal Proceeds Per Share                      8.76

-----------------
(1)    Corporate expenses related to maintaining Impac as a public company. Based on Impac projected annual expenses for 2001.
(2)    Based on current monthly Manager allocated overhead of $100,000, and a 15% service charge (per Agreement).
(3)    Third party expenses incurred by the Manager and billed to Impac. Based on 6/30/00 quarter numbers.
(4)    Estimate corporate/legal costs to approve plan of liquidation.
(5)    Estimated costs of $250,000 associated with illiquid assets to cover due diligence, legal and documentation costs.
(6)    Per Bear Stearns' Mortgage Trading estimates to sell assets, see summary for exact assumptions.
(7)    Net of projected cash held on the balance sheet as of 9/30/2000.
(8)    Because NAV per share is below $7.13 we assume that Fortress does not convert their convertible preferred interest. The $12 million is included in the net Debt calculation and dividends are included in cash flows.




Liquidation Analysis - High Marks

                                                                                                                  (US$ nominal)

                                                                   Sales Proceeds for the Quarter Ending
                                               -------------------------------------------------------------------------------
Assets                                         12/31/00            03/31/01       06/30/01       09/30/01      12/31/01
-------                                        --------            --------       --------       --------      --------
Gross Sales Proceeds                                      -       $125,218,248            -     $2,720,123    $23,587,571
Interest Income                                  $5,915,151          5,839,930   $1,525,000      1,525,000      1,324,000
Interest Expense                                 (1,695,392)        (1,695,392)     (38,743)       (38,743)             -
Preferred Dividends                                       -                  -            -              -              -
Ordinary course overhead(1)                        (133,000)          (133,000)    (133,000)      (133,000)      (133,000)
Manager Allocation and Service Charge(2)                              (345,000)    (345,000)      (345,000)      (345,000)
Submanager Allocation(3)                            (61,000)           (61,000)     (61,000)       (61,000)       (61,000)
Corporate Liquidation Plan Costs(4)                (500,000)
Asset Sales Expenses(5)                                   -                  -                     (50,000)      (200,000)
Asset Sales Fees(6)                                       -           (733,980)           _       (136,006)    (1,092,325)
                                               ------------        ------------   ----------     -----------  ------------
Cash Flow                                        $3,180,758        $128,089,806    $947,257     $3,481,374    $23,080,245
Total Net Present Value                        $145,116,265
Less: Net Debt(7)                                85,616,103
Number of Shares (diluted)                        8,001,000
NPV per Share                                          7.44
Total Net Nominal Proceeds:                      73,163,338
Net Nominal Proceeds Per Share                         9.14

(1)    Corporate expenses related to maintaining Impac as a public company. Based on Impac projected annual expenses for 2001.
(2)    Based on current monthly Manager allocated overhead of $100,000, and a 15% service charge (per Agreement).
(3)    Third party expenses incurred by the Manager and billed to Impac. Based on 6/30/00 quarter numbers.
(4)    Estimate corporate/legal costs to approve plan of liquidation.
(5)    Estimated costs of $250,000 associated with illiquid assets to cover due diligence, legal and documentation costs.
(6)    Per Bear Steams' Mortgage Trading estimates to sell assets, see summary for exact assumptions.
(7)    Net of projected cash held on the balance sheet as of 9/30/2000.



Appendix E

Comparable Mortgage REIT

M&A and Liquidation

Transactions




Selected Mortgage REIT M&A and Liquidation Transactions

M&A Transactions


                                                                                                                     Last
   Date             Date           Acquiror/Target                Transaction                  Net        LTM        Quarter
 Announced        Effective                                        Description                 Equity     FFO        Annualized
                                                                                               Value                 FFO
---------------------------------------------------------------------------------------------------------------------------------
O2/09/00          05/15/00         Anthracite Acquisition         Cash and Preferred Stock     $71.1     $20.8 (1)     NA
                                   Corp.AHR/CoreCap,              Acquisition
                                   Inc. (private)

07/26/99          10/07/99         Ocwen Financial Corp.          Cash Acquisition              95.8(2)  (76.6)(3)    (74.8)
                                   (OCN)/Ocwen Asset
                                   Investment Corp. (OAC)

07/22/99          03/28/00         Imperial Credit                Cash Acquisition             329.9(5)   22.4(6)      40.3(7)
                                   Industries
                                   (ICU)/Imperial Credit
                                   Commercial Mortgage
                                   (ICMI)
                                                                  Mean                         165.6      21.6(14)     40.3(14)
---------------------------------------------------------------------------------------------------------------------------------

(Continuation of Chart)

                                                                         ($ in thousands except per share amounts)

                                                                                Acquisition Price
                                                              --------------------------------------------------
   Date               2000E     2001E       Transaction       1999       LTM        Last        2000E     2001E
 Announced            EPS       EPS          Value/            EPS                  Quarter       EPS       EPS
                                             Book Value                            Annualized
----------          -------------------------------------------------------------------------------------------------
O2/09/00              NA         NA           0.6x             2.4x      2.3x          NA         NA        NA



07/26/99             0.6(4)      NA           0.5               NA      (1.4)(3)     (3.9)(3)     9.2(4)    NA



07/22/99             0.4(4)      0.9(4)       0.8              12.6(8)  14.7(6)       8.2(7)     30.5(4)   12.7(4)




                     0.5         0.9          0.6               7.5      8.5(14)      8.2(14)    19.85     12.7
                     --------------------------------------------------------------------------------------------------



LIQUIDATIONS
-----------------------------------------------------------------------------------------------------------------------------


 Date          Date         Acquiror          Transaction       Trading       Expected         Net           LTM     Last
 Announced     Effective    /Target           Description       Price(15)     Liquidation      Equity        FFO     Quarter
                                                                              Proceeds         Value                 Annualized
                                                                              per Share(10)                          FFO
-------------------------------------------------------------------------------------------------------------------------------
08/23/00      09/26/OO(9)    None/Amresco     Liquidation       $10.88         $12.85          $128.7(10)    $10.1   $9.2
                             Capital Trust    Plan
                             (AMCT)

05/14/99      10/01/99(12)   None/Chastain    Liquidation         7.16           7.45            54.7(13)    (47.0)  (5.8)
                             Capital Corp.    Plan
                             (CHAS)
--------------------------------------------------------------------------------------------------------------------------

(Continuation of Chart)


-------------------------------------------------------------------------------------------------------------------
                                                                            Trading Price(15)
                                                              ----------------------------------------------------
 Date                   2000E      2001E    Trading Price/    1999       LTM      Last          2000E     20001E
 Announced              EPS        EPS      Expected          EPS                 Quarter        EPS       EPS
                                            Liquidation                           Annualized
                                            Proceeds(15)
-------------         --------------------------------------------------------------------------------------------
08/23/00                $1.6(11)    NA       0.85x            7.7x(8)    10.8x     11.9x         6.8x(11)    NA



05/14/99                 NA         NA       0.96            11.4(8)     (1.1)     (9.1)          NA         NA


--------------------------------------------------------------------------------------------------------------------

(1)      Because CoreCap a private company, quarterly data is unavailable and numbers shown reflect values for the period ending December 31, 1999.
(2)      Figure is based on the share price on the day before the announcement, July 25, 1999, $7.75 multiplied by the exchange ratio of 7.1 Net equity value is based on 18,965,000 shares outstanding as of June 30, 1999 less the
         8% already owned by a subsidiary of OCN.
(3)      Includes $23.9 in losses during the second quarter of 1999 attributable, in varying degrees, to increased prepayment speeds on underlying mortgage loans, widening spreads on mortgage-related securities and declining market liquidity for mortgage-related securities.
(4)      Based on Zacks estimates as of August 25, 2000.
(5)      Net Equity Value based on 28,500,000 shares outstanding per 10-Q dated March 31, 1999 and a purchase price of
         $11.58 per share based on the Proxy statement dated February 18, 2000.
(6)      LTM figures based on numbers from June 30, 1998-June 30, 1999.
(7)      LQA figures based on the quarter ending June 30, 1999.
(8)      Based on First Call consensus estimate as of September 6, 2000.
(9)      Date of shareholder vote.
(10)     Figure is a nominal value and is the average of the range of aggregate distributions management expects shareholders to receive upon liquidation.
(11)     Based on I/B/E/S estimates as of August 25, 2000.
(12)     The date of the shareholder meeting at which the plan was approved.
(13)     Figure is the average of the range of aggregate distributions (nominal amount) management expects shareholders to receive upon liquidation as indicated in 8-K dated November 19, 1999.
(14)     Excludes Ocwen.
(15)     Reflects trading price per share on the day following the announcement of approval of liquidation plan for AMCT and nine days following the approval of the liquidation plan for CHAS.




Appendix F

NAV Sensitivity Analysis


Net Asset Value (NAV) Sensitivity Analysis

We constructed a range of NAV's for the Company's common shares as follows:

o Five indicative bid-side marks were provided by street dealers for each of the Company's CMBS assets as of June 30, 2000
o The "estimated market value" or NAV reported in the Company's June 30, 2000 10-Q reflects the average of the aforementioned dealer marks as of June 30, 2000
o High and low marks for each CMBS asset allowed us to construct a range of NABS
o Obtained two additional indicative values for each CMBS asset from Bear Stearns' head
         CMBS trader based on current market conditions
         - Indicative bid-side valuation
         - Estimated level that he might be willing to bid as a principal ("Backstop Indication")
o Rolled forward value of interest only (IO) CMBS to August 30, 2000 because IO securities have no principal amount and their values can change rapidly as the remaining length of the IO cash flow shortens
o Cash balance, debt, other assets and liabilities are per September 30, 2000 Balance Sheet provided by Impac
o Treated balance of non-recourse repo financings as floor value when indicated asset values were lower than related debt amounts
o Not included in the NAV analysis is a guaranty entered into the Company for the ultimate payment of principal on the CMO class F bonds. The face amount of this tranche is approximately $18.3 million; the Company does not currently reserve for this, nor is a liability recorded for this contingency
o The Company has approximately $17.5 million in federal NOL carry-forwards as of December 31, 1999 that can be used to reduce required dividend payments but have as cash benefit as the Company is not a taxpayer. We have not attributed any value to the NOL's in our NAV analysis since, as REIT, Impac is not a taxable entity. Thus the NOLs effect the Company's required distributions to maintain REIT status but not its earnings
o The resulting range of implied NAV's is $7.85 to $8.81 per fully diluted common share before deducting any value attributable to the Management Agreement and $6.97 to $8.13 per fully diluted share after deducting the estimated value of the Management Agreement



Estimated Net Asset Value Balance Sheet as of September 30, 2000(1)(2)(3)
                                                                                  ($ in thousands, except per share data)

                                                                                                                Lower of
                                                                                                                Low Mark or
                                          Average Mark                                          Backstop        Backstop
                                          (Reported NAV)    High Mark    Low Mark    BSC Mark   Indication      Indication
                                          --------------    ---------    --------    --------   ----------      -----------
ASSETS
Cash and cash equivalents                     $9,333          $9,729      $9,729      $9,729       $9,729         $9,729
Commercial mortgage-backed
securities:

   Fixed-rate CMBS                             2,628           2,720       2,536       2,720        1,942          1,942
   Adjustable-rate CMBS                      122,731         123,342     121,465     123,095      122,467        121,465
   Interest-only securities                    3,028           2,777       2,529       2,841        2,636          2,529
   Residual interest in
   securitization                              4,093           4,286       3,901       3,956        1,978          1,978
                                             -------         -------     -------     -------      -------        -------
                                             132,480         133,124     130,430     132,612      129,023        127,914
                                             -------         -------     -------     -------      -------        -------
Loan receivables:
   CMO collateral                            266,165         268,500     266,863     268,555      266,055        266,055
   Loans held for investment                   4,355           4,355       4,355       4,355        4,355          4,355
                                             -------         -------     -------     -------      -------        -------
                                             270,520         272,855     271,218     272,910      270,410        270,410
                                             -------         -------     -------     -------      -------        -------
Accrued interest receivable                    2,490           2,490       2,490       2,490        2,490          2,490
Other assets                                     759             759         759         759          759            759
                                             -------         -------     -------     -------      -------        -------
                                            $415,582        $418,958    $414,626    $418,500     $412,411       $411,302
                                            ========        ========    ========    ========     ========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Collateralized mortgage obligations         $251,887        $251,887    $251,887    $251,887     $251,887       $251,887
Borrowings under repurchase
arrangements                                  95,401          95,511      95,511      95,511       95,511         95,511
Other liabilities                              2,113           1,065       1,065       1,065        1,065          1,065
                                             -------         -------     -------     -------      -------        -------
                                             349,401         348,463     348,463     348,463      348,463        348,463
                                             -------         -------     -------     -------      -------        -------
Stockholders' equity:
   Preferred stock                                 5               5           5           5            5              5
   Common stork                                   63              63          63          63           63             63
   Paid-in capital                           125,330         129,643     125,312     129,185      123,097        121,987
   Net present value adjustment              (27,603)        (27,603)    (27,603)    (27,603)     (27,603)       (27,603)
   Accumulated deficit                       (31,614)        (31,614)    (31,614)    (31,614)     (31,614)       (31,614)
                                             -------         -------     -------     -------      -------        -------
Net Shareholders' Equity                      66,181          70,494      66,163      70,036       63,948         62,838
                                             -------         -------     -------     -------      -------        -------
                                            $415,582        $418,958    $414.626    $418,500     $412,411       $411,302
                                            ========        ========    ========    ========     ========       ========
Number of shares at month end:
   Common                                      6,317           6,317       6,317       6,317        6,317          6,317
   Diluted                                     8,001           8,001       8,001       8,001       8.001           8,001
Liquidation/redemption value of
   preferred shares                          $12,000         $12,000     $12,000     $12,000      $12,000        $12,000
BV and NAV per common share:
   Basic                                       $8.82           $9.26       $8.57       $9.19        $8.22          $8.05
   Diluted                                      8.27            8.81        8.27        8.75         7.99           7.85

(1) All bid indications are based on factors as of 6/30/00 except for interest only securities which are based on factors as of 8/30/00.
(2)      Reflects bid indications and NAV variations only for Commercial
         Mortgage Backed Securities and CMO collateral. All other assets and liabilities stated at reported book value.
(3) Reflects 9/30/2000 estimated Balance Sheet items for cash, accrued interest receivable, other assets and other liabilities.


Appendix G

Projected Manager Income Statement


Projected Manager Income Statement

                                                                                                           ($ in thousands)
                                                            Annualized
                        ----------------------------------------------------------------------
                                                                                                   Projected      Projected
                        Actual             Actual             Estimated                            FYE            FYE
                        Quarter Ending     Quarter Ending     Quarter Ending      Projected        December 31,   December 31,
                        March 31, 2000(1)  June 30, 2000(1)   September 30, 2000  Quarter Ending   2000           2000
                        --------------     -------------      ------------------  --------------   ------------   ------------

Base Management Fee:
 Manager Overhead(2)    $1,200             $1,200             $1,200                  $1,200         $1,200         $1,200
 Service Charge
   (15%)(3)             180                180                180                     180              180            180

Incentive Fee(1)        -                  524                761                     619              163            970
                        --------           --------           --------                --------         --------       --------

TOTAL REVENUES          $1,380             $1,904             $2,141                  $1,999           $1,543         $2,350
                        ========           ========           ========                ========         ========       ========

Operating costs(4)      ($1,200)           ($1,200)           ($1,200)                ($1,200)         ($1,200)       ($1,200)
                        --------           --------           --------                --------         --------       --------

EBITDA                  $180               $704               $941                    $799             $343           $1,150
                        ========           ========           ========                ========         ========       ========

Average EBITDA Six Months ending December 31, 2000  $870

(1)      See detailed schedules on the following pages for supporting calculation of incentive fees. This calculation excludes effects of non-recurring expense items incurred by Impac during the 1st and 2nd quarters of 2000 on incentive fees.
(2)      Incentive fee is calculated using the pre-incentive fee income statement and management fee calculation table on the following pages.
(3)      Has not been charged by Manager to date, but Manager is entitled to charge under the management agreement, according to Special
         Committee's Counsel.
(4)      Operating costs of $1.2 million are based on allocations of total
         Fortress overhead to the management of Impac provided by the
         Manager.



Pre-Incentive Fee Projected Impac Income Statement
                                                                                 Annualized
                              ---------------------------------------------------------------------------------------
                                                     Actual          Estimated   Projected    Projected     Projected
                              Actual      Projected  Quarter         Quarter     Quarter      Quarter       For Year
                              FYE         FYE        Ending          Ending      Ending       Ending        Ended
                              Dec. 31,    Dec. 31,   March 31,       June 30,    Sept. 30,    Dec. 31,      Dec. 31,
                              1999(1)     2001(1)    2000(2)         2000(2)     2000         2000          2000(1)
                              -------     -------    ---------       --------    ---------    ---------     ---------

Interest income:
   Commercial mortgage
    securities:
     Fixed-rate               $781        $791         $788          $764        $808       $804              $804
     Adjustable-rate          385         9,755        4,028         11,036      11,996     11,960            13,760
     Interest-only            1,141       721          952           692         648        592               592
     Residual                 1,083       702          508           784         764        752               752
   Loan receivables:                                   0             0           0          0                 0
   CMO collateral             24,519      24,188       23,292        25,264      24,292     23,904            23,904
     Premium amortization                 -            -             -           -             -
   Loans held for investment   2,476         (87)         (316)         (16)        (16)       -                 -
                              30,385      36,070       29,252        38,524      38,492     38,012            39,812
Cash equivalents and due
    from affiliates           826         894          1,272         852         652        800               800
                              ------      ------       ------        ------      ------     ------            -------
Total interest income         31,211      36,964       30,524        39,376      39,144     38,812            40,612
Interest expense:                                      -             -           -          -
CMO borrowings                21,166      19,890       20,808        19,864      19,528     19,360            19,360
CMO bonds                     18,318      18,014       18,172        18,224      17,936     17,724            17,724
Discount amortization         1,109       731          1,048         960         452        464               464
Amortization of issue costs   1,739       1,145        1,588         680         1,140      1,172             1,172
Reverse repurchase and
     warehouse                            -            -             -           -          -
     line agreements          1,332       5,502        1,620         6,512       6,952      6,924             7,974
                              ------      ------       ------        ------      ------     ------            ------
   Total interest expense     22,498      25,392       22,428        26,376      26,480     26,284            27,334
   Net interest income        8,713       11,572       8,096         13,000      12,664     12,528            13,278
Provision for loan losses     -           (984)        -             (1,348)     (1,276)    (1,312)           (1,312)
                              ------      ------       ------        -------     -------    -------           -------
   Net interest income after
   provision for loan losses  8,713       10,588       8,096         11,652      11,388     11,216            11,966
Other revenue (expense):                               -             -           -          -                 -
Gain (loss) on sale of loans
   and real estate            691         (70)         -             -           -          -                 -
Writedown of securities held
   for trading                (5,114)     -            -             -           -          -                 -
Settlement of litigation      (600)       (490)        -             -           -          -                 -
Rental and other income       1,507       48           12            164         8          8                 8
General and administrative    (8,882)     (701)        (828)         (912)       (701)      (701)             (532)
Other expense:                                         -             -           -          -                 -
   Manager Allocation         (1,566)     (1,200)      (1,200)       (1,200)     (1,200)    (1,200)           (1,200)
   Manager Service Charge     (180)       (180)        (180)         (180)       (181)      (180)             (180)
   Submanager allocation      (464)       (239)        (232)         (244)       (240)      (240)             (240)

Management incentive fees     -           -            -             -           -          -                 -
                              -------     -------      -------       -------     -------    -------           --------
Total other revenue
(expense)                     (14,608)    (2,652)      (2,428)       (2,372)     (2,313)    (2,313)           (2,144)
                              --------    -------      -------       -------     -------    -------           -------

Net earnings                  (5,895)     7,936        5,668         9,280       9,075      8,903             9,822

Net earnings available to
  common stockholders:
   Net earnings               (5,895)     7,936        5,668         9,280       9,075      8,903             9,822
   Less cash dividends on
      preferred stock         (669)       (1,020)      (1,020)       (1,020)     (1,020)    (1,020)           (1,020)
   Net earnings available
   to common stockholders:    (6,564)     6,916        4,648         8,260       8,055      7,883             8,802

(1)      Source: Manager actual and projected quarterly and year end data. Annualized figures calculated using this data.
(2)      Figures exclude non-recurring litigation fees.



BACKUP OF INCENTIVE MANAGEMENT FEE CALCULATIONS
Description:                                    # of Days    FYE 1999     1st Q 2000     2nd Q 2000      3rd Q 2000
                                                                          Annualized     Annualized      Annualized
---------------------------------------------  ----------   ----------------------------------------------------------
Total days in the period                        90
TOTAL EQUITY
Initial Capitalization of Company by IMH                       15.00           15.00         15.00           15.00
Number of Shares                                90         l,000,000       l,000,000     1,000,000       1,000,000
Stock Price IPO                                                15.00           15.00         15.00           15.00
Number of Shares                                90         6,325,000       6.325,000     6,325,000       6,325,000
Purchase of ICCC from IMH                                      15.00           15.00         15.00           15.00
Number of Shares                                90            95,000          95,000        95,000          95,000
Issuance of Founders Shares                                     0.01            0.01          0.01            0.01
Number of Shares                                90           599,000         599,000       599,000         599,000
Stock Price-                                                   15.31           15.31         15.31           15.31
Number of Shares                                90         2,000,000       2,000,000     2,000,000       2,000,000
Stock Price-                                                 (15.00)         (15.00)       (15.00)         (15.00)
Number of Shares                                90         1,394,000       1,394,000     1,394,000       1,394,000
Stock Price-                                                 (15.00)         (15.00)       (15.00)         (15.00)
Number of Shares                                90             8,400           8,400         8,400           8,400
Stock Price-                                                 (15.00)         (15.00)       (15.00)         (15.00)
Number of Shares                                90             8,400           8,400         8,400           8,400
Stock Price-                                                 (15.00)         (15.00)       (15.00)         (15.00)
Number of Shares                                90           190,000         190,000       190,000         190,000
FICMI Preferred Stock offering                                 25.00           25.00         25.00           25.00
Number of Shares                                90           479,999         479,999       479,999         479,999
May 19, 2000 Tender                                                                        (15.00)         (15.00)
Number of Shares                                42                                       2,100,123       2,100,123
                                                                                      ------------  --------------
Equity Outstanding                                       129,918,965     129,918,965   115,218,104      98,417,120
                                                    ----------------  --------------  ------------  --------------
RETAINED EARNINGS
12/98 RE per 10K                                         (23,777,000)
12/99 RE per 10K                                         (33,320,000)    (33,320,000)
3/00 Annualized                                                          (32,881,100)  (32,881,100)
6/00 Annualized                                                                    -  (27,780,139)    (27,780,139)
9/00 Estimate                                                                      -             _    (22,884,177)
12/00 Estimate                                                                     -             -               -
2000 Estimate                                                                      -             -               -
2001 Estimate                                                                      -             -               -

Quarterly Average Retained Earnings                     (28,548,500)    (33,100,550)  (30,330,619)    (25,332,158)
                                                    ----------------  --------------  ------------  --------------
PRIOR PERIOD LOSSES                                                                      2,811,000       2,811,000
1997 Income per 10-K                                       2,811,000       2,811,000  (11,013,000)    (11,013,000)
1998 Loss per l0-K                                      (11,013,000)    (11,013,000)   (5,015,000)     (5,015,000)
1999 Loss per 10-K                                       (2,947,500)     (5,015,000)     5,668,000       5,668,000
1st quarter annualized income                                      -      2,834,0011     4,640,000       9,280,000
2nd quarter annualized income                                      -               -             -       4,537,500
3rd quarter annualized income                                      -               -             _               _
fourth quarter annualized income                                   -               -
2000 estimated income                                              -
2001 income estimate                                               -               -             -               -
                                                    ----------------  --------------
Prior Period Cumulative Income (Losses)                 (11,149,500)    (10,383,000)   (2,909,000)       6,268,500
AVERAGE NET WORTH                                A       112,519,965     107,201,415    87,796,485      73,084,962
                                                    ----------------  --------------  ------------  --------------

Net Income (before dividends)                            (5,895,000)       5,668,000     9,280,000       9,075,000
Adj for Taxable income:                                            -
      Book to tax adjustments                                                      -             -               -
                                                    ----------------  --------------  ------------  --------------
Taxable Net Income                               B       (5,895,000)       5,668,000     9,280,000       9,075,000
--------------------------------------------------------------------------------------------------- ---------------
Common Dividends                                                           4,209,100     3,159,039       3,159,039
Preferred Dividends                                          669,000       1,020,000     1,020,000       1,020,000
Return on Equity (B / A X 4)                     C           (5.24%)           5.29%        10.57%          12.42%
Estimated from 3Q'00-'04                                       5.63%           6.47%         6.18%           6.25%
Hurdle Rate                                                     2.00            2.00          2.00            2.00
                                                    ----------------  --------------  ------------
UST Plus 2%                                      D             7.63%           8.47%         8.18%           8.25%
                                                    ----------------  --------------  ------------  --------------
Over (Under) Performance                                    (12.87%)         (3.18%)         2.39%           4.17%
Base Return Net Income b4 bonus ((A x D) /4)     E         8,585,273       9,075,853     7,185,630       6,029,509
Excess Net Income (B - E)                        F      (14,480,273)     (3,407,853)     2,094,370       3,045,491
                                                    ----------------  --------------  ------------  --------------
25% of Excess Net Income (F x 25%)                       (3,620,068)       (851,963)       523,592         761,373
                                                    ----------------  --------------  ------------  --------------
Manager Incentive Fee:                                             -               -       523,592         761,373
                                                    ----------------  -------------  ------------   --------------


(Continuation of Chart)

Description:                                                4th Q 2000         2000            2001
                                                            Annualized
---------------------------------------------         ---------------------------------------------------
Total days in the period
TOTAL EQUITY
Initial Capitalization of Company by IMH                        15.00            15.00             15.00
Number of Shares                                            1,000,000        1,000,000         l,000,000
Stock Price IPO                                                 15.00            15.00             15.00
Number of Shares                                            6,325,000        6,325,000         6,325,000
Purchase of ICCC from IMH                                       15.00            15.00             15.00
Number of Shares                                               95,000           95,000            95,000
Issuance of Founders Shares                                      0.01             0.0l              0.01
Number of Shares                                              599,000          599,000           599,000
Stock Price-                                                    15.31            15.31             15.31
Number of Shares                                            2,000,000        2,000,000         2,000,000
Stock Price-                                                  (15.00)          (15.00)           (15.00)
Number of Shares                                            1,394,000        1,394,000         1,394,000
Stock Price-                                                  (15.00)          (15.00)           (15.00)
Number of Shares                                                8,400            8,400             8,400
Stock Price-                                                  (15.00)          (15.00)           (15.00)
Number of Shares                                                8,400            8,400             8,400
Stock Price-                                                  (15.00)          (15.00)           (15.00)
Number of Shares                                              190,000          190,000           190,000
FICMI Preferred Stock offering                                  25.00            25.00             25.00
Number of Shares                                              479,999          479,999           479,999
May 19, 2000 Tender                                           (15.00)          (15.00)           (15.00)
Number of Shares                                            2,100,123        2,100,123         2,100,123
                                                      ---------------  ---------------  ----------------
Equity Outstanding                                         98,417,120      110,492,827        98,417,120
                                                      ---------------  ---------------  ----------------
RETAINED EARNINGS
12/98 RE per 10K
12/99 RE per 10K                                                           (33,320,000)
3/00 Annualized                                                                       -
6/00 Annualized                                                     -                -
9/00 Estimate                                            (22,884,177)                -
12/00 Estimate                                           (18,160,216)                -                 -
2000 Estimate                                                       -     (29,563,039)      (29,563,039)
2001 Estimate                                                       -                -      (23,920,077)
                                                                                        ----------------
Quarterly Average Retained Earnings                      (20,522,196)     (31,441,519)      (26,741,558)
                                                      ---------------  ---------------  ----------------
PRIOR PERIOD LOSSES                                         2,811,000        2,811,000         2,811,000
1997 Income per 10-K                                     (11,013,000)     (11,013,000)      (11,013,000)
1998 Loss per l0-K                                        (5,015,000)      (5,015,000)       (5,015,000)
1999 Loss per 10-K                                          5,668,000                                  -
1st quarter annualized income                               9,280,000
2nd quarter annualized income                               9,075,000
3rd quarter annualized income                               4,451,500                                  -
fourth quarter annualized income                                             3,968,000         7,936,000
2000 estimated income                                                                          4,911,000
2001 income estimate                                                -

Prior Period Cumulative Income (Losses)                    l5,257,500      (9,249,000)         (370,000)
AVERAGE NET WORTH                                          77,894,924       88,300,308        72,045,562
                                                      ---------------  ---------------  ----------------

Net Income (before dividends)                               8,903,000        7,936,000         9,822,000
Adj for Taxable income:
      Book to tax adjustments                                       -                -                 -
                                                      ---------------  ---------------  ----------------
Taxable Net Income                                          8,903,000        7,936,000         9,822,000
-----------------------------------------------       ---------------- ---------------------------------
Common Dividends                                            3,159,039        3,159,039         3,159,039
Preferred Dividends                                         1,020,000        1,020,000         1,020,000
Return on Equity (B / A X 4)                                   11.43%            8.99%            13.63%
Estimated from 3Q'00-'04                                        6.25%            6.25%             6.25%
Hurdle Rate                                                      2.00             2.00              2.00

UST Plus 2%                                                     8.25%            8.25%             8.25%
                                                      ---------------  ---------------  ----------------
Over (Under) Performance                                        3.18%            0.74%             5.38%
Base Return Net Income b4 bonus ((A x D) /4)                6,426,331        7,284,775         5,943,759
Excess Net Income (B - E)                                   2,476,669          651,225         3,878,241
                                                      ---------------  ---------------  ----------------
25% of Excess Net Income (F x 25%)                            619,167          162,806           969,560
                                                      ---------------  ---------------  ----------------
Manager Incentive Fee:                                        619,167          162,806           969,560
                                                      --------------  ---------------  ----------------

(1) Treasury Rate assumption based on the weekly average for year-to-date 2000 through August 18, 2000



APPENDIX H

MANAGEMENT AGREEMENT
DISCOUNTED CASH FLOWS IN A
LIQUIDATION AND AS AN
ONGOING ENTITY


----------------------------------------------------------------------------------------------------------------------------
CASE 1: LIQUIDATION DCF THROUGH EXPIRATION OF

MANAGEMENT CONTRACT                                                             ($ IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
---------------------------------------------------------------------------------------------------------------------------

                                               Q4 2000         2001          2002
                                            -----------     ----------    ----------
Overhead Allocation                             $300          $1,200        $1,200
Service Charge                                    45             180           180
Incentive Management Fees(1)                     160               -             _
Asset Sales Fees(2)(3)                             -           1,899             -
                                            -----------     ----------    ----------
Total Revenues                                  $505          $3,279        $1,380
Operating Expenses(4)                          (300)         (1,200)       (1,200)
Terminal Value                                     _               _             _
                                            -----------     ----------    ----------
Total Cash Flow                                 $205          $2,079          $180
NPV of Cash Flow (2001-2002)   $2,074
NPV of Revenue (2001-2002)     $4,247

                                        NPV of Cash Flow Sensitivity                          NPV of Revenue Sensitivity
                               -------------------------------------------------     ------------------------------------------
                                                                  Per Share                                    Per Share
                                                        ------------------------                        -----------------------
                                 Rate          Value      Basic     Diluted          Rate    Value        Basic      Diluted
                               -------------------------------------------------    ------------------  -----------------------
                                15.0%        2,074       0.33        0.26            15.0%    4,247          0.67        0.53
                                20.0         1,970       0.31        0.25            20.0     4,007          0.63        0.50
-------------------------------------------------------------------------------------------------------------------------------

(1)     Manager projections based on existing business and investment strategy.

(2)     Assuming shareholder vote to approve liquidation occurs on December 31, 2000.

(3)     See assumptions in Exhibit 1--"Asset-by-Asset" liquidation analysis.

(4)     Based on Manager's cost allocation estimates.
--------------------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------
MANAGER VALUATION RANGES-CASE 2: NO CHANGES
TO BUSINESS PLAN, FIVE YEAR DCF                                     ($ IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
-----------------------------------------------------------------------------------------------------------------
                                   2000    12/31/01   12/31/02   12/31/03    12/31/04    12/31/05     12/31/06
                                   ------------------------------------------------------------------------------
Overhead Allocation                $300     $1,200     $1,200      $1,200     $1,200      $1,200      $1,200

Service Charge                       45        180        180         180        180         180         180

Operating Expenses(1)              (300)     (1200)     (1200)      (1200)     (1200)      (1200)      (1200)

Incentive Management Fees(2)        160        906      1,090       1,311      1,390       1,390       1,390

Asset Sales Fees                      -          -          _           _          -           _           -

Terminal Value"(3)                    -          -          -           -          -        8864           -
                                 -------   --------    -------    --------    -------     -------     -------
Total Cash Flow                    $205     $1,086     $1,270      $1,491      $1,570     $10,434     $1,570

NPV (2000-2005)                  $8,860

                                                  DISCOUNT RATE SENSITIVITY
                                 -------------------------------------------------------------
                                                                          PER SHARE
                                                               -------------------------------
                                    RATE           VALUE           BASIC           DILUTED
                                 ------------  --------------  --------------  ---------------
                                      15.0 %       8,860            1.40            1.11

                                      20.0         7,457            1.18            0.93
---------------------------------------------------------------------------------------------------------------
-----------------
(1)     Based on Manager's cost allocation estimates.
(2)     Manager's projections based on existing business and investment strategy.
(3)     3.2x 2006 revenue.



APPENDIX I

COMPARABLE REIT
MANAGER/ADVISOR
M&A TRANSACTIONS



MANAGER/ADVISOR ACQUISITION TRANSACTION SURVEY


 Announcement  Effective
     Date        Date         Acquirer               Target                        Transaction Type
     ----        ----         --------               ------                        ----------------
11/99         06/00      Carey Diversified LLC    WP Carey & Co.                   Stock acquisition of the manager
07/99         03/00      Imperial Credit          Imperial Credit Commercial       Imputed Value of manager in a cash
                         Industries, Inc.         Mortgage Investment Corp.        acquisition of ICMI
06/99         11/99      Starwood Financial       Starwood Financial Advisors      Stock acquisition of manager in
                         Trust                                                     conjunction with a stock
                                                                                   acquisition of TriNet Corp. Realty
09/97         11/97      Asset Investors Corp.    Financial Asset Mgt. LLC         Stock acquisition of manager
09/97         09/97      Security Capital         Security Capital Industrial,     Stock acquisition of the manager
                         Industrial               Inc. (9)(10)
09/97         09/97      Security Capital         Security Capital Pacific, Inc.   Stock acquisition of the manager
                         Pacific Trust            (9)(10)(11)
09/97         09/97      Security Capital         Security Capital Atlantic        Stock acquisition of the manager
                         Atlantic, Inc.           (9)(10)(12)
09/97         09/97      AMB Property             AMB Realty Advisors (17)         Stock acquisition of the manager in
                         Corporation                                               conjunction with the acquiror's IPO
06/97         10/97      U.S. Restaurant          QSV Properties (General          Stock acquisition of manager
                         Properties Master L.P.   Partner)

05/97         01/98      Commercial Net Lease     CNL Realty Advisors (14)         Stock acquisition of the manager
                         Realty
11/96         07/97      CWM Mortgage Holdings    Countrywide Asset Management     Stock acquisition of manager
                         Inc.                     Corp. (15)




(Continuation of Chart)

                                                          Transaction    Transaction
                                                          Value/Equity    Value/Book
                   Manager Agreement                      Mkt. Cap @       Value @
 Announcement     Expiration/Renewal Date  Transaction    Transaction    Transaction
     Date         as of Announcement Date     Value         Date           Date        Transaction Value/         Equity Value
     ----         -----------------------     -----         ----           ----        ------------------         ------------
                                                                                      Revenue(1)    EBITDA(1)   FFO(1)  Net Income
                                                                                      -------       ------      ---     ---------
11/99            12/31/00                     $166.3(2)      38.9% (2)     32.2%(2)   5.0x(3)      9.9x(3)     9.9x(3)   9.4x (3)
07/99            10/22/99                       33.1(4)      11.3          13.7       4.6          8.1         8.1         NA

06/99            11/01/03                      101.5(5)       7.6          10.2       5.1(6)       6.8(6)      6.8       6.8


09/97            12/31/97                       11.7(7)      12.2          13.4       3.7(8)       6.2(8)      8.4(8)      NA(8)
09/97            12/01/97                       81.9          4.0           5.1       2.2          9.5        11.3       11.4

09/97            03/01/98                       75.8          4.2           6.0       2.6         13.6        15.7       16.2

09/97            12/31/97                       54.6          5.4           7.8       3.0          9.0         9.5        9.5

09/97            Long-term                      99.7          5.1           8.9       3.2          8.3         8.3        8.3

06/97            12/31/35                       39.9(13)     18.0          36.7        NA         16.9        16.9         NA
                 (Partnership Termination
                 Date)
05/97            01/01/97                       34.9          9.1          12.0       3.2         32.7        33.2       69.0

11/96            05/31/97                       78.7(16)      7.2          16.8       6.7          6.7         6.7       11.0
                                               --------       ---          ----       ---          ---         ---       ----
           MEAN:                               $56.7(18)      7.3%(19)     10.6%(21)  3.4x(21)     8.7x(22)    9.4x(22)   9.4x(23)
           HARMONIC MEAN:                       38.1(18)      6.3(19)       9.1(20)   3.2(21)      8.2(22)     8.8(22)    9.1(23)
           HARMONIC MEAN INCLUDING OUTLIERS:    43.7          2.7           2.5       3.5          9.3         9.9       10.9



(1)      Calculations are based on annualized figures for the quarter ending prior to the announcement of the acquisitions.
(2)      Includes the $133 million initial transaction value plus an additional $33.25 million (two million additional shares) which will be issued over time if W.P. Carey meets certain benchmarks. This value is computed based on the share price of $16.625 at the record date. The target, which has total assets of approximately $95,317,000 million, provides advisory services to other entities in addition to Carey Diversified.
(3)      Based on annualized numbers from the quarter ending March 31, 2000 as reported in the proxy statement dated May
         17, 2000.
(4)      Imputed value of the management contract calculated by multiplying the per share value of the contract, approximately $1.16 assigned by Eastdil the third appraiser engaged to value the merger, by the number of shares outstanding at the time of the transaction, approximately 28,500,000.
(5)      Based on TriNet share price as of date of merger announcement (June 16, 1999) divided by negotiated exchange ratio of 1.15. TriNet share price was used to value transaction as Starwood Financial Trust shares have limited float.
(6)      Revenues and EBITDA per Starwood-TriNet joint proxy statement "Question and Answer" section dated September 22,
         1999. Per proxy, annualized revenues for the three months ended June 30, 1999 were approximately $20.0 million.
         Annualized advisor expenses for the six months ended June 30, 1999 were approximately $5.0 million.
(7)      Calculated using share price as of September 8, 1997, the last full day of trading preceding the announcement, and share count as reported in 10-Q as of June 30, 1997.
(8)      Multiples are based on annualized numbers for the six months ended June 30, 1997 and exclude a one time gain of
         $2,072,000 during that period.
(9)      Multiples are based on annualized numbers for Security Capital Industrial, Inc. for the three months ended
         March 31, 1997. FFO adds back only real estate depreciation of $5,000 while EBITDA contains $348,000.
(10)     In each transaction involving Security Capital, Security Capital calculated the projected REIT Advisory feed and property management fees, net of the operating costs that would have been received under existing agreements for the respective REIT's existing properties, remaining acquisitions budgeted for 1997 as well as the development properties scheduled to begin constructions prior to December 31, 1997. Security Capital then multiplied the 1999 net fee stream by a multiple of 9.0x to create a residual value and discounted the fee stream back to the present using an annual discount rate of 17.5%. The residual value estimate was based on
         1999's net fee stream because that is the first year in which all budgeted properties under development or to be acquired were expected to be stabilized.
(11)     Multiples are based on annualized numbers for Security Capital Pacific, Inc. for the three months ended March
         31, 1997. FFO adds back only real estate depreciation of $41,000 while EBITDA adds back $221,000 of depreciation.
(12)     Multiples are based on annualized numbers for Security Capital Pacific, Inc. for the three months ended March
         31, 1997. FFO adds back only real estate depreciation of $0 while EBITDA adds back $71,000 of depreciation.
(13)     Calculated using the 850,000 bases shares issued plus the 550,000 additional shares to be issued over time as specific benchmarks are met, and the USV share price as of the announcement date.
(14)     Multiples are based on annualized numbers of CNL Advisors for the six months ended September 30,1997. As consideration for the merger, the Advisor stockholders will receive up to 2.2 million shares of common stock with a value of approximately $34.9 million. Ten percent of the total will be paid to the Advisor stockholders over time to the extent the company expands its operations after the merger for a period of up to five years.
(15)     Multiples based on the year end calculations as of February 28, 1997 found in merger proxy dated May 21, 1997.
(16)     Based on the closing price as of November 4, 1996, the last full day of trading before the announcement of the merger.
(17)     There is no earnout provision in the deal.
(18)     Values excludes Carey Diversified and Starwood Financial.
(19)     Values exclude Carey Diversified and U.S. Restaurant Properties.
(20)     Values exclude Carey Diversified and U.S. Restaurant Properties.
(21)     Values exclude Starwood Financial and CWM Mortgage Holdings.
(22)     Values exclude U.S. Restaurant Properties and Commercial Net Lease Realty.
(23)     Values exclude Security Capital Pacific Trust and Commercial Net Lease Realty.


APPENDIX J

SUMMARY OF MANAGEMENT
AGREEMENTS FOR SELECTED REITS



Summary of FIC Management Inc. Management Agreement
Base Fee                                    Intended to cover Manager expenses with a year-end "true-up" of actual costs to amounts paid. Manager currently allocates expenses of $100,000 per month.

Service Charge                              15% of direct expenses billed to Company by the manager. The Manager has not historically charged this service charge, but the Special Committee's
                                            Counsel advises that the Manager is entitled to Service Charges.

Incentive Fee                               25% of Net Income before incentive compensation or dividends paid in excess of hurdle.

Incentive Fee Hurdle Return                 Return on Average Equity greater than average 10-Year Treasury Yield + 2.00%
                                            for the quarter.

Term                                        Five years; expires December 31, 2002 unless renewed with the approval of the unaffiliated directors.

Renewal/Extension                           By mutual agreement, executed in writing, subject to the approval of the unaffiliated directors.

Termination Fee                             For Cause: No compensation owed. Without Cause: Based on a comparative appraisal process.

Exclusivity/Non-compete                     Manager may engage in other businesses or render services, including investment in, or advisory services to others investing in, any type of real estate investment, including investments which meet the principal investment objective of the Company.



Summary of Management Agreements for Selected REITs


      Company                    Management Fee                 Incentive Fee                      Other Fees             Term
      -------                    ---------------                -------------                      ----------             ----
Carey Diversified LLC      Monthly management fee at an     Incentive fee of 15% of          Carey Management is paid    One Year
                           annual rate of 0.5% of the       amount of the net proceeds       acquisition fees of 2.5%
                           total capitalization of          received from the sale of        of the purchase price
                           Carey diversified, less one      a property previously held       of properties purchased
                           half of the amount Carey         by a CPA(R) Partnership in       on behalf of Carey
                           management receives from the     excess of the appraised          Diversified, paid at the
                           partnership controlled by        value of the equity              time of acquisition, plus
                           Carey Diversified for            interest in that property        2% of the purchase price if
                           property management or           used for purposes of the         certain performance goals
                           leasing fees and                 Consolidation, less an           are met, payable over eight
                           distributions of cash from       adjustment for the share         years. In addition, they
                           operations. This fee is paid     of the net proceeds in           also receive 15% of the
                           in the form of cash or           excess of the appraised          amount of the net proceeds
                           restricted shares of Carey       value of the equity              received from the sale of
                           Diversified which vest           interest attributable to         a property previously held
                           ratably over five years.         Carey Management's               by a CPA(R) Partnership in
                                                            interest in the Shares of        excess of the appraised
                                                            Carey Diversified.               value of the equity
                                                                                             interest in that
                                                                                             property used for
                                                                                             purposes of the
                                                                                             consolidation, less an
                                                                                             adjustment for the
                                                                                             share of the net
                                                                                             proceeds in excess of
                                                                                             the appraised value of
                                                                                             the equity interest
                                                                                             attributable to Carey
                                                                                             Management's interest
                                                                                             in Carey Diversified.

Imperial Credit            Management fee of 1% of the      Incentive fee of 25% of                                      Two Years
Industries, Inc.           first $1 billion of average      return on investment in
                           invested assets, 0.75% of        excess of the 10-year
                           next $250 million average        Treasury plus 4%.
                           invested assets, and .5% of
                           average invested assets in
                           excess of $1.25 billion.

Starwood Financial Trust   Quarterly base management        Quarterly incentive fee of
                           fee of 0.3125% (1.25%            an amount equal to 5.0% of
                           annually) of the book equity     Starwood Financial's
                           value of Starwood Financial.     adjusted net income,
                                                            payable only during
                                                            those quarters in which
                                                            the adjusted net income
                                                            meets certain
                                                            thresholds.

Asset Investors Corp.      Management Fee of 3/8% of        Incentive fee of 20% of          In addition, REIT           One Year
                           average 0 invested assets in     return on investment in          manager receives a fee
                           addition to $3,500 per annum     excess of the 10-year            of 0.2% per year on
                           administration fee per non-      treasury plus 1%.                the average daily
                           agency MBS.                                                       balance of cash
                                                                                             equivalent
                                                                                             instruments.

Security Capital           REIT manager is reimbursed       Fee of 16% of cash flow as                                   One Year
Industrial                 for third party and out-of-      defined as cash flow from
                           pocket expenses relating to      operations plus fees paid
                           travel, transaction costs,       to REIT manager,
                           and other costs relating to      extraordinary items
                           the acquisition,                 incurred at the request of
                           development, or disposition      the Independent Trustees
                           of assets or the obtaining       of SCI, 33% of any
                           of financing for Atlantic        interest paid by SCI on
                           and its operations.              convertible subordinated
                                                            debentures, and after
                                                            deducting actual or
                                                            assumed regularly
                                                            scheduled principal and
                                                            interest payments for
                                                            long-term debt and
                                                            distributions paid with
                                                            respect to
                                                            non-convertible
                                                            preferred shares of
                                                            beneficial interest.

Security Capital Pacific   Base annual fee of $855,000.     16% of cash flow (as                                         One Year
Trust                      In addition, REIT manager is     defined above for Security
                           reimbursed for third party       Capital Industrial) in
                           and out-of-pocket expenses       excess of $4,837,000
                           relating to travel,              payable monthly in
                           transaction costs, and other     addition to a fee of 0.25%
                           costs relating to the            per year on the average
                           acquisition, development, or     daily balance of cash
                           disposition of assets or the     equivalent instruments.
                           obtaining financing for
                           Atlantic and its operations.

Security Capital           REIT manager is reimbursed       Fee of 16% of cash flow as       In addition, REIT           One Year
Atlantic                   for third party and out-of-      defined as cash flow from        manager receives a fee
                           pocket expenses relating to      operations plus fees paid        of 0.2% per year on
                           travel, transaction costs,       to REIT manager,                 the average daily
                           and other costs relating to      extraordinary items              balance of cash
                           the acquisition,                 incurred at the request of       equivalent
                           development, or disposition      the Independent Trustees         instruments.
                           of assets or the obtaining       of SCI, 33% of any
                           of financing for Atlantic        interest paid by SCI on
                           and its operations.              convertible subordinated
                                                            debentures, and after
                                                            deducting actual or
                                                            assumed regularly
                                                            scheduled principal and
                                                            interest payments for
                                                            long-term debt and
                                                            distributions paid with
                                                            respect to
                                                            non-convertible
                                                            preferred shares of
                                                            beneficial interest.

Commercial Net Lease       Expense reimbursement equal      An annual fee based on FFO       Acquisition fees for        One Year
Realty                     to one-half percent of the       which is payable monthly         the acquisition of new
                           total contract price of each     equal to (a) 7% of annual        properties subject to
                           acquisition, for costs           FFO up to $10,000,000, (b)       a commercial net lease
                           incurred on behalf of the        6% of annual FFO in excess       for the company's
                           company in site selection        of $10,000,000 but less          portfolio in an amount
                           and acquisition activities       than $20,000,000, and (c)        equal to one and
                           of the advisor.                  5% of annual FFO in excess       one-half percent of
                                                            of $20,000,000.                  the total contract
                                                                                             price for each
                                                                                             acquisition.
                                                                                             Reimbursement fees
                                                                                             equal to one-half
                                                                                             percent of the total
                                                                                             contract price of each
                                                                                             acquisition, for costs
                                                                                             incurred on behalf of
                                                                                             the Company in site
                                                                                             selection and
                                                                                             acquisition activities
                                                                                             of the advisor.

CWM Mortgage Holdings,     Management fee of 1/8% per       Incentive compensation in                                    One Year
Inc.                       annum of average invested        the amount of 25% of
                           assets of CWM's mortgage         annualized return on
                           conduit and a warehouse          equity during any fiscal
                           lending management fee equal     quarter in excess of the
                           to 1/5% of the average daily     10-year Treasury plus 2%.
                           balance of the outstanding
                           amounts under CWM's
                           warehouse lending
                           facilities. In addition, the
                           Company will reimburse CAMC
                           for its operating expenses
                           on a monthly basis is
                           conditions are met.